UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement
Scheduled 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant :	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TRIPLE-S MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Notice of Annual Meeting of Shareholders
and Proxy Statement

2015

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March 20, 2015

Dear Fellow Shareholder:

I am pleased to invite you to attend our Annual Meeting of Shareholders, which will be held on Thursday, April 30, 2015, at 9:00 a.m., Atlantic Time, at the Ballroom of the Ritz Carlton Hotel, 6961 Gobernadores Avenue, Carolina, Puerto Rico 00979.

At the meeting, we will elect two directors to our Board of Directors, ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year, vote on an advisory resolution to approve the compensation of the Company’s named executive officers, and act on any other business matter properly brought before the meeting.

This booklet, which includes a formal notice of the meeting and the proxy statement, provides additional information about us and the meeting that you should consider as you cast your vote. I appreciate the time and attention you devote to reading these materials and voting your shares.

Your vote is very important to us. I encourage you to vote your shares over the Internet or by telephone according to the instructions in the proxy statement and the notice. As an alternative, if you requested and received a printed copy of the proxy card by mail, you may complete, sign and date the proxy card in accordance with the instructions set forth in the proxy statement. You may also return the completed proxy card by mail in the postage-paid envelope provided with your request.

On behalf of the Board of Directors, thank you for your continued interest and support.

Sincerely,

Luis A. Clavell-Rodríguez, MD
Chair of the Board

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Triple-S Management Corporation
P.O. Box 363628
San Juan, Puerto Rico 00936-3628

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

To our Shareholders:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders will be held on Thursday, April 30, 2015, at 9:00 a.m., Atlantic time, at the Ballroom of the Ritz Carlton Hotel, 6961 Gobernadores Avenue, Carolina, Puerto Rico 00979.

Items of business

Shareholders will be asked to consider and vote on the following matters:

1.	The election of two nominees to serve as “Group 2” directors, each for a term of three years;

2.	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the current year;

3.	The consideration of an advisory resolution to approve the compensation of our named executive officers; and

4.	Any other business that may properly come before the meeting or any adjournment or postponement thereof.

Record Date

Shareholders of record of the Company at the close of business on March 3, 2015 are entitled to receive notice of, attend, and vote at, the meeting.

Important Notice Regarding the Availability of Proxy Materials

This year we are delivering the proxy materials to all our shareholders via the Internet, as permitted by U.S. Securities and Exchange Commission rules. Instead of sending a paper copy of the proxy materials, we are sending to our shareholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions on how to access the proxy materials and how to vote via the Internet. Also, our proxy statement and the 2014 annual report to shareholders are available at our website http://www.triplesmanagement.com. Shareholders may request a printed copy of the proxy materials by following the instructions set forth in the Notice and the proxy statement.

Your vote is important

Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the completed proxy card in accordance with the instructions on the Notice or your proxy card.

By order of the Board of Directors,

Roberto García-Rodríguez
Secretary

San Juan, Puerto Rico
March 20, 2015

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PROXY SUMMARY

This summary highlights information about Triple-S Management Corporation (the “Company,” “we,” “our,” or “us”) and certain information contained elsewhere in this proxy statement for the Company’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting” or “the meeting”). This summary does not contain all of the information that you should consider. We encourage you to read the entire proxy statement carefully before voting.

Information about the 2015 Annual Meeting of Shareholders
•	Time and date:	Thursday, April 30, 2015 at 9:00 a.m., Atlantic time
•	Location:	Ballroom of the Ritz Carlton Hotel, 6961 Gobernadores Avenue, Carolina, Puerto Rico 00979
•	Record Date:	Tuesday, March 3, 2015
•	Voting:
All shareholders as of the record date are entitled to attend the meeting and vote. Each share of our common stock owned on the record date entitles the shareholder to one vote on each proposal presented for consideration.

Voting Matters		Board Recommendation	Page Reference
•	Election of two “Group 2” directors	FOR each nominee	11

•	Ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm	FOR	16

•	An advisory resolution to approve the compensation of our named executive officers	FOR	18

“Group 2” Director Nominees

Our license agreement with the Blue Cross Blue Shield Association (“BCBSA”) requires that our Board be divided into three groups, with one group being elected each year and members of each group holding office for a three-year term. The following table provides information about each nominee who, if elected, will serve until the 2018 annual meeting of shareholders or until his or her successor is elected or qualified. Each nominee currently serves as director in our Board. In 2014, each nominee attended at least 75% of the Board and committee meetings on which he or she sits. Our Board has determined that Mrs. Dominguez is independent pursuant to the independence criteria outlined by the New York Stock Exchange (“NYSE”).

Name	Age	Director since	Experience/Qualification	Committee Memberships

Luis A. Clavell-Rodríguez	64	2006	Managed care business	•	Executive (chair)
			knowledge; executive leadership	•	Investment and Financing

Cari M. Dominguez	66	2012	Government and public policy	•	Corporate Governance and
			experience; human resources		Nominating;
			knowledge; executive leadership	•	Compensation and Talent
					Development

PROXY SUMMARY

Casting your vote

Visit www.proxyvote.com and follow the instructions in the Notice.
Scan this QR Code, or the QR Code in the Notice, with your mobile phone and vote following the instructions in the Notice.
Call the telephone number in the Notice.
Send your completed and signed proxy card to Triple-S Management Corporation c/o Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717.
Cast your vote in person if you are the registered shareholder or by obtaining a “legal proxy” if your shares are held in “street name” by completing and signing your proxy card at the meeting.

2016 Annual Meeting of Shareholders
•	Deadline for shareholders proposal for inclusion in the 2016 proxy statement:	November 21, 2015

•	Period for submitting proposals and nominations for directors to be considered at the 2016 annual meeting:	December 2, 2015 to January 1, 2016.

Independent Registered Public Accounting Firm

As a matter of good corporate governance, our shareholders are being asked to ratify the selection of Deloitte & Touche LLP as our independent registered accounting firm. Below is a summary of the fees that we paid or accrued in connection with services provided by PricewaterhouseCoopers LLP, our prior independent registered public accounting firm, for 2014 and 2013.

Type of Fees	2014	2013
Audit Fees	$4,125,000	$3,031,120
Audit-Related Fees	$475,698	$1,076,791
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$4,600,698	$4,107,911

PROXY SUMMARY

Executive Compensation Components

Components of our compensation plan are summarized below. Some components are inapplicable to certain executives, as further described in this proxy statement.

Element	Purpose	Description
Base Salary
Recognizes individual contribution to the organization, taking into consideration his or her experience, knowledge, and responsibilities. Aims to provide competitive compensation, appropriate incentives and financial stability for assuming a significant level of responsibility.

•              Within competitive range for similar positions and responsibilities
•              Reviewed annually based on several factors, including individual performance, the Company’s financial performance and ability to pay
•              Adjusted if and when appropriate

Annual Cash Incentive	Motivates individual to attain annual objectives and reinforces the optimization of operating results and corporate goals.
•              Cash incentive payout may range from zero to 150% of the target opportunity
•              Company’s financial results account for 80% of each executive’s evaluation and individual performance accounts for the remaining 20%

Performance Shares	Attracts, motivates, and retains individuals responsible for our long term success. Promotes accountability for executive’s long-term decisions and mitigation of excessive risk-taking.
•              Award value is tied to specific operating performance measures over a 3-year period
•              Equity incentive payout may range from zero to 150% of the target opportunity
•              Considers a 3-year cumulative result of each of the net premiums earned, operating income, and earnings per share

Restricted Shares	Promotes sustained performance and serves as a retention tool for talented individuals.	• Three-year vesting period; one-third vests per year • Earned only if executive remains employed with the Company over the vesting period
Other Compensation	Provides benefits and perquisites to attract and retain our executives.	• Retirement programs • Non-qualified deferred compensation plan • Health, life insurance • Vehicle allowance • Varies among business units

Other Information Related to our Executive Compensation Program

•	Recoupment of incentive compensation
•	Stock ownership requirements
•	Equity award grant policy
•	Insider trading and anti-hedging policy
•	No trigger on change of control in equity plan
•	Double trigger on change of control in chief executive officer’s employment contract

PROXY SUMMARY

2014 Compensation Summary

The compensation of our named executive officers (“NEOs”) for 2014 is summarized below. For more information, see the narrative and notes accompanying the 2014 Summary Compensation Table set forth on page 42.

Name and Position	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation	All Other Compensation	Total
Ramón M. Ruiz-Comas	$821,682	$377,789	$1,999,989	$0	$985,000	$30,000	$4,214,460
President and CEO
Amílcar L. Jordán-Pérez	$464,854	$140,000	$424,997	$0	$0	$9,519	$1,039,370
Vice President of Finance and CFO
Roberto García-Rodríguez	$493,987	$209,300	$449,983	$0	$0	$11,976	$1,165,246
Chief Operating Officer
Pablo Almodóvar-Scalley	$538,006	$0	$419,993	$284,100	$725,000	$28,200	$1,995,299
President of Triple-S Salud
Eva G. Salgado-Micheo	$379,734	$0	$249,994	$213,800	$345,000	$28,200	$1,216,728
President of Triple-S Propiedad

Compensation Mix

The compensation mix of our NEOs for 2014 is graphically illustrated below and is based on the information presented in the compensation summary table.

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

We are providing this proxy statement to our shareholders in connection with a solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the 2015 Annual Meeting of Shareholders and at any adjournment or postponement of the meeting. We will hold the meeting on Thursday, April 30, 2015, beginning at 9:00 a.m., Atlantic time, in the Ballroom of the Ritz Carlton Hotel, 6961 Gobernadores Avenue, Carolina, Puerto Rico 00979.

We are furnishing the proxy materials over the Internet pursuant to the rules of the U.S. Securities and Exchange Commission (“SEC”). On or about March 20, 2015, we began mailing to our shareholders of record as of the close of business of March 3, 2015 a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report and how to cast your vote. You will not receive a paper copy of the proxy materials unless you request one. The Notice will contain instructions on how to access the proxy materials over the Internet and vote online or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials, free of charge.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 30, 2015: This proxy statement, our 2014 Annual Report, the form of proxy and voting instructions are being made available to shareholders of record of our Class A and Class B common stock on or about March 20, 2015 at www.proxyvote.com. If you would still like to receive a printed copy of the proxy materials or our 2014 Annual Report, including audited financial statements for the year ended December 31, 2014, you may request a printed copy by: (a) telephone at 1-800-579-1639; (b) Internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com. Please make the request as instructed above on or before April 16, 2015 to facilitate timely delivery.

All proxies will be voted in accordance with the instructions they contain. If you do not provide voting instructions on your proxy card with respect to a particular matter, your shares will be voted in accordance with the recommendations of our Board.

INFORMATION ABOUT VOTING, SOLICITATION AND THE ANNUAL MEETING

Who can vote?

To be able to vote, you must have been a holder of record of our common stock at the close of business on March 3, 2015. This date is the “record date” for the 2015 Annual Meeting. Shareholders of record on the record date are entitled to receive notice of, attend, and vote on each proposal at the annual meeting or on any postponement or adjournment of the meeting. As of the close of business on the record date, there were 26,605,438 shares of our common stock outstanding, consisting of 2,377,689 issued and outstanding shares of Class A common stock (“Class A shares”) and 24,227,749 issued and outstanding shares of Class B common stock (“Class B shares”). Class A shares and Class B shares are sometimes referred to collectively in this proxy statement as “common stock.”

How many votes do I have?

You are entitled to one vote per each share of our common stock that you owned on the record date on each matter that is presented for consideration. All shares of our common stock will vote together as a single class on all matters brought before the meeting.

How do I vote if I am the holder of record of my shares?

If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, and not through a brokerage firm, bank, broker-dealer or other similar organization, you are considered the “shareholder of record” with respect to those shares. We have sent the Notice directly to you. If you are the shareholder of record or “record holder” of your shares, you may vote in one of the following four ways:

•	Through the Internet. Vote by following the instructions on the Notice or going to the Internet address stated on your proxy card.

•	By telephone. Call the telephone number provided on your proxy card.

•	By mail. If you requested and received a printed copy of the proxy materials or downloaded the proxy materials over the Internet, you can complete and sign your proxy card and mail it to the following address:

Triple-S Management Corporation
c/o Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, New York 11717

•	In person. Attend the annual meeting and vote in person or by submitting your proxy card at the meeting. You may contact us at (787) 749-4025 to obtain direction to the location of the meeting.

Follow the instructions outlined in the Notice to request a proxy card in order to submit your vote by mail. If you vote via the Internet or by phone, do not return the proxy card.

The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight time, on April 29, 2015. If you plan to vote by mail, your proxy card must be received no later than 12:00 p.m., Eastern Daylight Time, on April 29, 2015.

In order to ensure that your proxy card is voted according to your instructions and to avoid delays in ballot taking and counting, we request that you provide your full title when signing a proxy as attorney-in-fact, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor. If shares are registered in the name of more than one record holder, all record holders must sign the proxy card.

How do I vote if my shares are held in “street name”?

If your shares are held in an account at a stock brokerage firm, bank, broker-dealer or other similar organization, then you are the “beneficial owner” of shares held in “street name.” Such organization is considered to be the shareholder of record with respect to those shares. If you hold your shares of common stock in street name you will receive the Notice from that organization with instructions on how to vote your shares. The organization that holds your shares will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of our proxy statement and proxy card by following the instructions on the Notice provided by the organization.

If you are a beneficial owner of shares held in street name and wish to vote in person at the annual meeting, you must present a “legal proxy,” issued in your name by the organization that holds your shares to be admitted to the meeting. A legal proxy is a document that will authorize you to vote your shares held in street name at the meeting. Please contact the organization that holds your shares for instructions on how to obtain a legal proxy. You must bring a copy of the legal proxy to the annual meeting and ask for a ballot from an usher when you arrive. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

Why did I receive a “Notice of Internet Availability of Materials” instead of a printed copy of the proxy materials?

We have elected to deliver our proxy materials to all our shareholders under the “notice and access” rules of the SEC. If you are a shareholder of record, you will not receive a printed copy of the proxy materials unless you request one. We encourage you to take advantage of the availability of the proxy materials over the Internet to help reduce the environmental impact of our annual meeting, and reduce the cost associated with printing and mailing of proxy materials.

How can I request a printed copy of the proxy materials?

You may request a printed copy of the proxy materials by any of the following methods:

•	By telephone at 1-800-579-1639;

•	Access www.proxyvote.com over the Internet;

•	By e-mail at sendmaterial@proxyvote.com; or

Please make the request on or before April 16, 2015 to facilitate timely delivery.

What should I do if I receive more than one Notice?

You may receive more than one Notice. For example, you may receive a separate Notice if: (i) you hold Class A and Class B shares, or (ii) you hold Class B shares in more than one brokerage account. Please vote all your shares over the Internet, by telephone, or by signing and mailing all proxy cards or voting instructions forms that you receive.

Can I change or revoke my vote after I have voted?

Yes. You can change your vote or revoke your proxy at any time before the taking of votes at the annual meeting by:

•	delivering a written notice of revocation to our Secretary at or before the meeting;

•	submitting another proxy by telephone or via the Internet prior to the applicable cutoff time;

•	submitting another proxy by mail prior to the applicable cutoff time;

•	presenting to our Secretary, before or at the meeting before polls close, a later dated proxy executed by the person who executed the prior proxy; or

•	voting in person at the meeting.

If you provide more than one proxy, the properly signed proxy having the latest date will revoke any earlier proxy. Attendance at the meeting will not automatically revoke a proxy unless you properly vote at the meeting or specifically request that your prior proxy be revoked. Any written notice of revocation or delivery of a subsequent proxy by a shareholder of record may be sent to our Secretary at Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, 6th Floor, San Juan, Puerto Rico 00920, or hand delivered to our Secretary at or before the voting at the annual meeting.

If your shares are held in street name by an organization, you must contact that organization to change your vote or, if you intend to be present and vote at the meeting, bring the legal proxy issued in your name by such organization to the meeting.

Who may be present at the meeting?

Only shareholders of record and beneficial owners with a legal proxy issued in their name by their respective organization holding their shares may be present at the meeting. No other person, including persons accompanying a shareholder, will be allowed at the meeting. Please bring a valid form of photo identification, such as a driver’s license or passport, to corroborate your identity as one of our shareholders.

No video or audio recording will be allowed during the meeting.

What constitutes a quorum for the meeting?

The presence at the beginning of the meeting, in person or by proxy, of one third (1/3) of the shares entitled to vote will constitute a quorum for the meeting. As of the record date, 26,605,438 shares of common stock were issued and outstanding. Shares of common stock represented in person or by proxy, “broker non-votes,” as discussed below, and shares that abstain or do not vote with respect to a particular proposal, will be treated as shares that are present for purposes of determining whether a quorum exists at the meeting.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough shares will be present to constitute a quorum in order for us to hold the meeting. If a quorum is not present, we may propose to adjourn the meeting to solicit additional proxies.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and, as proxy holders, may determine in their discretion with respect to any other matters properly presented for a vote at the meeting and at any postponement or adjournment thereof.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters unless the organization receives voting instructions from you. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In order to minimize the number of broker non-votes, the Company encourages you to vote or provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.

Which proposals are considered routine or non-routine?

The election of directors (Proposal 1) and the advisory resolution to approve the compensation of our NEOs (Proposal 3) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals 1 and 3. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the current year (Proposal 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore it is likely that no broker non-votes will exist in connection with Proposal 2.

What vote is required to approve each proposal?

Proposal 1 – Election of Directors. A nominee must be elected to our Board by the affirmative vote of a majority of votes cast with respect to such nominee by the shares of common stock entitled to vote and present at the meeting or represented by proxy. If shareholders do not elect a director nominee who is already serving as a director, Puerto Rico corporation law provides that the director will continue to serve on our Board as a “holdover” director until his or her successor is elected.

Proposal 2 – Ratification of the Selection of the Independent Registered Public Accounting Firm. The approval of this proposal requires the affirmative vote of a majority of votes cast with respect to this proposal by the shares of common stock entitled to vote and present at the meeting or represented by proxy.

Proposal 3 – An Advisory Resolution to Approve the Compensation of Our Named Executive Officers. The approval of this proposal requires the affirmative vote of a majority of votes cast with respect to this proposal by the shares of common stock entitled to vote and present at the meeting or represented by proxy.

An “affirmative vote of a majority of votes cast” on a proposal means that the votes cast “for” the proposal exceeds the votes cast “against” such proposal. Abstentions and broker non-votes will not count as a vote “for” or “against” the proposal and thus will have no effect in determining whether the proposal has received the affirmative vote of a majority of the votes cast at the meeting.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., an independent third party, will act as the inspector of the election and tabulate the votes cast by proxy or in person at the meeting.

What are the Board’s recommendations?

The Board’s recommendation for each proposal is set forth below.

Election of Directors (page 11).	The Board recommends a vote “FOR” each nominee.

Ratification of the Selection of the Independent Registered Public Accounting Firm (page 16)	The Board recommends a vote “FOR” this proposal.

Advisory Resolution to Approve the Compensation of Our Named Executive Officers (page 18)	The Board recommends a vote “FOR” this proposal.

Will any other business be conducted on at this meeting?

We do not know of any other business that may come before the meeting other than as described in the Notice. The chair of the meeting will declare out of order and disregard the conduct of any business not properly presented. However, if any new matter requiring the vote of our shareholders is properly presented before the meeting, proxies may be voted with respect thereto at the discretion of the proxy holders. The affirmative vote of a majority of votes cast by the shares of common stock entitled to vote and present, in person or by proxy, at the meeting with respect to any other item properly presented at the meeting will be required for approval of such item, unless a greater percentage is required by law, our articles of incorporation or our bylaws.

Where can I find the voting results of the meeting?

We will publish the voting results in a Current Report on Form 8-K, which the Company is required to file with the SEC, within four business days following the meeting.

What is the cost and method of soliciting proxies?

We will bear the costs of soliciting proxies. In addition, our directors, officers and employees may solicit proxies on the Company’s behalf in person, by telephone, or email without additional compensation. We also will reimburse banks, brokers or other custodians, nominees and fiduciaries representing beneficial owners of shares held in street name for their reasonable out-of-pocket expenses incurred in distributing proxy materials to shareholders and obtaining their votes.

How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2016 annual meeting of shareholders?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2016 annual meeting of shareholders, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, we must receive your shareholder proposal for our proxy statement for the 2016 annual meeting of shareholders at our principal corporate offices in San Juan, Puerto Rico, at the address below no later than November 21, 2015.

In addition, our bylaws require that we be given advance written notice of director nominations for election to our Board and other matters that shareholders wish to present for action at an annual meeting, other than those to be included in our proxy statement under Rule 14a-8 of the Exchange Act. The Secretary must receive such notice from a shareholder of record at the address noted below not less than 120 days or more than 150 days before the first anniversary of the preceding year’s annual meeting. However, if the date of our annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date, then we must receive such notice at the address noted below not later than the close of business on the tenth day after the day on which public disclosure of the meeting was made. Assuming that the 2016 annual meeting is not advanced by more than 30 days nor delayed by more than 60 days from the anniversary date of the 2015 Annual Meeting, you would need to give us appropriate notice of the proposal at the address noted below no earlier than the close of business on December 2, 2015, and no later than the close of business on January 1, 2016. If a shareholder of record does not provide timely notice of a nomination or other matters to be presented at the 2016 annual meeting, it will not appear in the notice of meeting. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.

Our bylaws also specify requirements relating to the content of the notice that shareholders of record must provide to our Secretary for any matter, including a shareholder proposal or nomination for director, to be properly presented at a shareholder meeting. A copy of the full text of our bylaws is on file with the SEC and available on our Internet website, www.triplesmanagement.com.

Any proposals, nominations or notices should be sent to:

Roberto García-Rodríguez
Secretary
Triple-S Management Corporation
1441 F.D. Roosevelt Avenue, 6th Floor
San Juan, Puerto Rico 00920

What happens if the meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy at any time before it is voted.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board is divided into three groups, with one group being elected each year and members of each group holding office for a three-year term. This classified board structure is required by the terms of our license agreement with the BCBSA. Our Board currently consists of eleven members; three Group 1 directors (with terms expiring at the 2017 annual meeting), three Group 2 directors (with terms expiring at the 2015 annual meeting), and four Group 3 directors (with terms expiring at the 2016 annual meeting). Our president and chief executive officer is an ex-officio member of our Board and is excluded from the three director groups.

Our bylaws authorize the Board to alter the total number of directors serving on our Board. Accordingly, the Board reduced the size of the Board from 11 to 10 directors and nominated two individuals to serve as Group 2 directors. At the meeting, shareholders will have the opportunity to vote for two nominees to serve as Group 2 directors, who will serve for a three-year term until the 2018 annual meeting or until a successor is elected and qualified. Nominees are current directors. The affirmative vote of a majority of the votes cast by the shares of common stock entitled to vote and present or represented by proxy at the meeting is required to elect each nominee.

The persons named as proxies in the proxy card will vote for each of these nominees unless you instruct otherwise on the proxy card. Each nominee has indicated her or his willingness and ability to serve, if elected. However, if any or all of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board or our Board may reduce the number of directors. We have no knowledge that any nominee will become unavailable for election.

Director Qualifications

The following candidates for election have been nominated by the Board based on the recommendation of the Corporate Governance and Nominating Committee. The information presented below includes information the nominees and directors whose terms in office will continue after the 2015 Annual Meeting have given us about their age, positions held, their principal occupation, business experience and directorships (including positions held in our Board’s committees, if any) for at least the past five years. In addition, we have included information regarding each nominee’s and director’s specific experience, qualifications, attributes and skills that led our Board to conclude that the nominees and directors should serve as members of the Board. We believe that all of our nominees and directors have a reputation for integrity, honesty and adherence to high ethical standards. Also, they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company, which taken as a whole, enable the Board to satisfy its oversight responsibilities in light of our business and structure.

The information presented about each nominee for election and director continuing in office is as of the date of this proxy statement. Information about the number of shares of common stock beneficially owned by each of the nominees and directors appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.” See also “Other Relationships, Transactions and Events.” There are no family relationships among any of our directors and executive officers.

Nominees for Election

Luis A. Clavell-Rodríguez, MD Director since: 2006 Not independent Age: 64
Dr. Clavell-Rodriguez is chief medical officer and president of the Professional Board at San Jorge Children’s Hospital in San Juan, Puerto Rico. He is the principal investigator for the Children’s Oncology Group and the Dana Farber Acute Lymphoblastic Leukemia Consortium at said institution. He is a NACD Board Leadership Fellow. He was a professor of pediatrics and pathology from 1980 to 1994, and director of pediatric hematology oncology from 1984 to 1994, at the University of Puerto Rico’s School of Medicine. He has particular expertise in clinical investigation. Dr. Clavell-Rodriguez’ profound understanding of the managed care business and his more than 30 years of professional experience in the medical field, including the administration of medical facilities and related entities, provide valuable insight for our Board.

Board and Committee Positions:
•            Chair of the Board (continue on next page)

Nominees for election (cont.)
Luis A. Clavell-Rodríguez (cont.)	• Executive Committee, Chair • Investment and Financing Committee

Cari M. Dominguez, PhD Director since: 2012 Independent Age: 66
Mrs. Dominguez serves as a director of Manpower Group, Inc., a global workforce provider, since 2007, and is a member of its executive compensation and human resources committee. She was the chair of the U.S. Equal Employment Opportunity Commission from 2001 to 2006. She is president of Dominguez & Associates, a management consulting firm, which she founded in 1999. She is member of the board of directors of NACD since 2013 and is a NACD Board Leadership Fellow. From 1995 to 1998, she was a partner at Heidrick & Struggles, an international executive search firm. From 1993 to 1995, she was a director at Spencer Stuart, a consulting firm. From 1989 to 1993 she was Assistant Secretary for the Employment Standards Administration and Director of the Office of Federal Contract Compliance Programs at the U.S. Department of Labor. Before then, Mrs. Dominguez held senior management positions with Bank of America. Mrs. Dominguez’ extensive experience in both the private and public sectors, as well her profound understanding of human resources management and public policy are of increasing importance to our Board.

Board and Committee Positions:
•            Corporate Governance and Nominating Committee
•            Compensation and Talent Development Committee

We believe these two nominees have particular skills and characteristics that complement those already represented on the Board, as illustrated in the table below:

Nominee	Qualifications
• Luis A. Clavell-Rodríguez	Managed care business knowledge; executive leadership
• Cari M. Dominguez	Government and public policy experience; human resources knowledge; executive leadership

We encourage our shareholders to read the “Corporate Governance and Nominating Committee―Director Nominations Process” section of this proxy, at page 23, for further details.

Our Board of Directors recommends a vote FOR each of these nominees.

Directors Continuing in Office

Group 1 Directors (Terms expire at the 2017 annual meeting)
Adamina Soto-Martínez, CPA Director since: 2002 Independent Age: 67
Ms. Soto-Martínez is a certified public accountant and a founding partner of the accounting firm of Kevane Grant Thornton LLP, where she worked from 1975 until her retirement in October 2009. She was the managing partner of the firm during the last sixteen years of her professional career. Ms. Soto-Martínez is a NACD Board Leadership Fellow. We believe Ms. Soto-Martínez’ over thirty years of experience in the accounting industry brings to our Board profound knowledge of public accounting and financial auditing, as well as a comprehensive insight on complex operational management matters.

Board and Committee Positions:
•            Vice Chair of the Board
•            Audit Committee
•            Compensation and Talent Development Committee

Jorge L. Fuentes-Benejam, PE Director since: 2008 Independent Age: 66
Mr. Fuentes-Benejam was chair, president and chief executive officer from 1986 until 2010, and is currently chair of Gabriel Fuentes Jr. Construction Co. Inc, a heavy and marine construction business, and of Fuentes Concrete Pile Co. Inc., a precast concrete pile manufacturing business, and related entities. Currently, Mr. Fuentes-Benejam is a member of the board of trustees of Interamerican University, Puerto Rico’s largest private university. Mr. Fuentes-Benejam is a NACD Board Leadership Fellow. We believe Mr. Fuentes-Benejam’s broad understanding of Puerto Rico’s business environment, particularly the construction industry—one of the key industries we serve—as well as his considerable management and board experience, which includes his past service on the board of Puerto Rico Cement Company, a former publicly-traded company, provides a wealth of knowledge to us as a public company.

Board and Committee Positions:
•            Corporate Governance and Nominating Committee, Chair
•            Audit Committee
•            Investment and Financing Committee
•            Executive Committee

Francisco J. Toñarely-Barreto Director since: 2011 Independent Age: 57
Mr. Toñarely-Barreto is president of Brand Equity Partners, Inc., a consulting firm specializing in strategy and brand development. He was president and chief executive officer of Stock Spirits Group USA, Inc., a spirits production and distribution company from 2009 to 2012. From 2000 to 2002, he was the senior vice president and global head group for the Tequila division of Seagram Spirits and Wine Group. From 1993 to 1996, and from 1993 to 1994, he was vice president of marketing for Bacardi International for Latin America and Spain, respectively. Also, from 1986 to 1993, he was marketing director of Latin America, Caribbean and Puerto Rico for Pepsi-Cola International. Mr. Toñarely-Barreto is a NACD Board Leadership Fellow. We believe Mr. Toñarely-Barreto’s executive experience in several international companies provides our Board with an exceptional insight to our branding and market expansion strategies.

Board and Committee Positions:
•            Corporate Governance and Nominating Committee
•            Compensation and Talent Development Committee

Group 3 Directors (Terms expire at the 2016 annual meeting)
David H. Chafey, Jr. Director since: 2013 Independent Age: 61
Mr. Chafey is the chair of the board of directors of Government Development Bank of Puerto Rico since January 2013. From 2009 to 2010, he was president and chief operating officer of Popular, Inc., a publicly traded financial holding company, and president of Banco Popular de Puerto Rico, a subsidiary of Popular, Inc., from 2004 to 2010. From 1996 to 2009 he served as executive vice president of Popular, Inc. Previously, he served in various senior executive positions, including as chief financial officer, within Popular, Inc. He has served in several boards of directors, including Popular, Inc., VISA Latin American and Caribbean, and VISA International. Mr. Chafey is a NACD Board Leadership Fellow. We believe Mr. Chafey’s governmental experience, operational management skills in the banking and financial industry, financial acumen, and executive leadership in a publicly traded company provide critical insight into business and financial matters to our Board.

Board and Committee Positions:
•            Investment and Financing Committee, Chair
•            Audit Committee
•        Executive Committee

Antonio F. Faría-Soto Director since: 2007 Independent Age: 66
Mr. Faría-Soto was chair of the board of directors and chief executive officer of Doral Bank, the main operating subsidiary of Doral Financial Corporation, a publicly traded company, and president of Doral Money, a subsidiary of Doral Bank, from 2005 to 2006. From 2003 to 2004, he served as president of Government Development Bank for Puerto Rico and as an ex-officio member of the boards of directors of several government entities dedicated to the economic development of Puerto Rico. From 2002 to 2003, he served as president of the Economic Development Bank for Puerto Rico. Before that, he was Commissioner of the Office of Financial Institutions of Puerto Rico. Additionally, he has occupied various senior positions within the commercial and investment banking industries with responsibilities that covered countries in Central and South America. He is a NACD Board Leadership Fellow. We believe Mr. Faría-Soto’s qualifications to sit on our Board include his broad understanding of the banking and financial industry, government regulation and public affairs, as well as his proven executive leadership.

Board and Committee Positions:
•            Audit Committee, Chair
•            Investment and Financing Committee
•            Executive Committee

Manuel Figueroa-Collazo, PE, PhD Director since: 2004 Independent Age: 63
Mr. Figueroa-Collazo is the president of VERNET, Inc., an educational software development company, since 1999. He has over thirty years of experience in senior management positions and over twenty-five years of exposure at all management levels in the computer, information and telecommunications industries. He was chief executive officer for Lucent Technologies, Mexico and a department head at AT&T Bell Laboratories. He is a NACD Board Leadership Fellow. We believe Mr. Figueroa-Collazo’s brings to our Board considerable experience in information technology, international markets, and executive management insight which is critical to our business.

Board and Committee Positions:
•            Compensation and Talent Development Committee, Chair
•            Corporate Governance and Nominating Committee
•            Executive Committee

Group 3 Directors (Terms expire at the 2016 annual meeting), cont.
Joseph A. Frick Director since: 2013 Independent Age: 62
Mr. Frick is the vice chair and managing partner of Diversified Search, a national executive search firm, since May 2011. He is also the vice chair of the board of directors of Independence Blue Cross, a health insurance company, and where he previously served as president and chief executive officer from 2005 to 2010 and senior vice president of human resources and administration from 1993 to 2005. He is member of the board of directors of BioTelemetry, Inc., a publicly-traded company, since October 2013. Before serving in Independence Blue Cross, he worked in various management positions within the publishing and the electronics industries. He also served on the boards of directors of BCBSA and America’s Health Insurance Plans, among others. He is a NACD Board Leadership Fellow. We believe Mr. Frick’s significant experience as an executive and a director in several companies in similar businesses as ours provides an invaluable perspective to our Board.

Board and Committee Positions:
•            Audit Committee
•            Compensation and Talent Development Committee

Management Director (Ex-Officio)
Ramón M. Ruiz-Comas, CPA Director since: 2002 Management Age: 58
Mr. Ruiz-Comas has served as our president and chief executive officer since May 2002. He is a member of the board of directors of the BCBSA and chair of its audit and finance committee. Mr. Ruiz-Comas is member of the board of trustees of Sagrado Corazón University. He is a NACD Board Leadership Fellow. Mr. Ruiz-Comas served as our executive vice president from November 2001 to April 2002 and as our senior vice president and chief financial officer from February 1999 to October 2001. From 1995 to 1999, Mr. Ruiz-Comas served as senior vice president of finance and from 1990 to 1995 he was its vice president of finance of Triple-S Salud, Inc., our managed care subsidiary. We believe Mr. Ruiz-Comas’ brings to the Board significant executive and operational management skills, combined with an in-depth understanding of our business and the industry.

Pursuant to our articles of incorporation, Mr. Ruiz-Comas is a director of the Company by virtue of being our president and chief executive officer. Mr. Ruiz-Comas is not included in the three groups into which our Board is divided. As an ex-officio director, Mr. Ruiz-Comas’ membership in our Board is not subject to shareholder approval and the shareholders may not remove him from office while he is our president and chief executive officer.

PROPOSAL 2 —	RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015. Although current law, rules, and regulation, as well as the charters of the Audit Committee, require the Audit Committee to engage, retain, and supervise our independent registered accounting firm, our Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of Deloitte & Touche LLP for ratification by shareholders. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our shareholders. Representatives of Deloitte & Touche LLP are expected to attend the meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

The affirmative vote of a majority of votes cast with respect to this proposal by the shares of common stock entitled to vote and present or represented by proxy at the meeting is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year.

Our Board of Directors recommends a vote FOR the proposal.

Independent Registered Public Accounting Firm Fees and Other Matters

The following is a description of the fees we paid or accrued for the professional services rendered by PricewaterhouseCoopers LLP (“PwC”), our prior independent registered public accounting firm, for the years ended December 31, 2014 and 2013, respectively:

Audit Fees. The audit fees for the year ended December 31, 2014 and 2013 were for professional services rendered by PwC for the integrated audits of our annual consolidated financial statements and system of internal control over financial reporting, reviews of the financial statements included in our quarterly reports on Form 10-Q, and statutory audits required of our subsidiaries. Total fees related to the audit of the financial statements as of and for the years ended December 31, 2014 and 2013 were $4,100,000 and $2,930,000, respectively. The audit fees for the year ended December 31, 2013 include $500,000 of additional fees billed by the accounting firm during 2014 after our submission of last year’s proxy statement. For the year ended December 31, 2013, expenses incurred amounted to $101,120. Expenses corresponding to the year ended December 31, 2014 have not been billed but are approximately $25,000. The audit fees for 2013 included $53,484 in expenses billed in 2014 but corresponding to 2013.

Audit-Related Fees. The audit-related fees for professional services rendered by PwC for the years ended December 31, 2014 and 2013 were $300,698 and 901,791, respectively. The audit-related fees correspond to procedures performed for SSAE 16 (Statement of Standards for Attestation Engagements-Reporting on Controls at Service Organizations) audits amounting to $300,000 and $270,000, respectively. Also, for the years ended December 31, 2014 and 2013, the Company paid $175,000 and $175,000, respectively corresponding to the preparation of supplemental schedules required by the Commonwealth of Puerto Rico. The amount for the supplemental schedules corresponding to 2014 is based on an estimate provided by the auditors. During 2013 the auditors performed an Agreed Upon Procedure of the Federal Employees Health Benefit Plan amounting to $134,000. Fees for 2013 also include $321,900 related to consents and comfort letters issued during the year, a SAP conversion assessment and for a special work in connection with Company’s filing with the General Superintendent of Insurance of Costa Rica.

Tax Fees. No professional tax services were rendered by PwC for the year ended December 31, 2014 and 2013.

All Other Fees. No other services were rendered by PwC for the years ended December 31, 2014 and 2013.

Audit Committee’s Pre-Approval Policies and Procedures.

The Audit Committee must pre-approve all auditing and non-audit services rendered by our independent registered public accounting firm. Pre-approval, however, is not required for non-audit services if: (1) the aggregate dollar value of such services does not exceed five percent of the total fees paid by the Company to the external auditors during the fiscal year in which the non-audit services are provided; (2) we did not recognize such services as non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit. In accordance with the foregoing, the Audit Committee pre-approved all audit and non-audit services provided by PwC in 2014.

PROPOSAL 3 —	AN ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

In 2011, our shareholders voted that the compensation of our NEOs be presented to our shareholders on an annual basis. Our Board accepted our shareholders’ advisory vote, and in this proxy statement, we are asking our shareholders to provide advisory approval of the compensation of our NEOs, as such compensation is described in the section titled “Compensation Disclosure” beginning on page 30 of this proxy statement. Our next vote on the frequency of shareholders’ advisory vote will be held no later than the 2017 annual meeting.

Our executive compensation program is designed to enable us to attract, motivate and retain executive talent, which is critical to our success. We seek to accomplish this goal in a way that rewards performance and is aligned with our shareholders’ long-term interests. The following is a summary of some of the key components of our executive compensation program. We encourage our shareholders to review the information in “Compensation Disclosure—Compensation Discussion and Analysis” of this proxy statement, the executive-related compensation tables and the narrative disclosures that accompany the compensation tables for more detailed information on our executive compensation program and the decisions made by the Compensation and Talent Development Committee in 2014.

We provide competitive pay opportunities that reflect best practices and compare our total executive compensation with total compensation levels for equivalent positions at companies of similar size and complexity. The Compensation and Talent Development Committee periodically reviews our executive compensation program to ensure that total compensation—which includes base salary, short and long-term variable pay opportunities, benefits and perquisites—is generally between the 25th and 50th percentile of the comparable group of companies, and that a significant percentage of total compensation is delivered in the form of incentive compensation. Our performance-based bonus program, which focuses on profitably increasing our revenues, rewards short-term performance. Our equity award program specifically promotes a high performance culture by providing 75% of the equity award value in the form of performance shares and the remaining 25% in the form of time-based restricted stock. This emphasis on long-term risk-based pay aligns the interests of our executives with those of our shareholders and promotes long-term retention.

We are committed to having strong governance standards with respect to our compensation program, procedures and practices. As part of our commitment to strong corporate governance and best practices, the Compensation and Talent Development Committee has retained an independent compensation consultant and includes compensation analytical tools as part of its annual executive compensation review. In addition, our Compensation and Talent Development Committee oversees the management of claw-back provisions, stock ownership guidelines, an equity award grant policy, stock option exercise procedures, and an annual process to assess the risks related to our company-wide compensation programs.

At the Company’s 2014 annual meeting of shareholders, our shareholders approved, on an advisory basis, the compensation of our NEOs. Pursuant to that vote, our board approved an executive compensation program that is similar to the one presented to our shareholders in 2014.

Recommendation

Our Board believes our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests and support long-term value creation.

We are presenting the following resolution, which provides you the opportunity to endorse or not endorse our executive compensation program:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in ‘Compensation Disclosure—Compensation Discussion and Analysis,’ the compensation tables and the narrative discussion contained in our 2015 proxy statement.”

The affirmative vote of a majority of votes cast with respect to this proposal by all shares of common stock entitled to vote and present or represented by proxy at the meeting is required to approve this proposal.

While our Board intends to carefully consider the vote resulting from the proposal, the vote is advisory in nature and it is not binding on the Company, the Board, or our Compensation and Talent Development Committee, nor will it create or imply any additional fiduciary duty for the Company, the Board, or the Compensation and Talent Development Committee. Shareholders’ vote will not overrule any decision made by our Board nor require the Board to take any action. However, the Compensation and Talent Development Committee and the Board value the opinions expressed by our shareholders in their vote on this proposal and will take into account the outcome of the vote when considering future executive compensation decisions regarding our NEOs.

Our Board recommends a vote FOR the proposal.

CORPORATE GOVERNANCE

General

We believe good corporate governance ensures that we are managed for the long-term benefit of our shareholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. As a result, the Board has adopted policies and procedures that we believe are in our best interests and those of our shareholders, including corporate governance guidelines, charters for the standing committees of the Board, director independence standards and a code of business conduct and ethics.

Corporate Governance Practices

Our Board is committed to fulfill its responsibilities guided by the highest standards of corporate governance, which we believe are essential to serve our shareholders and the Company. This commitment has led us to incorporate several practices, including the following:

•	Only independent directors serve on the Audit Committee, the Compensation and Talent Development Committee and the Corporate Governance and Nominating Committee.

•	Directors must notify the Board before accepting invitations to serve on another public company board.

•	A director must submit an offer to resign if his or her principal occupation changes substantially.

•	Our Board and its committees have the authority to retain independent advisors.

•	Our Board and its committees conduct annual performance reviews.

•	All directors are encouraged to complete a minimum level of director training annually.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics (the “Code of Ethics”) applies to our employees, agents, independent contractors, consultants, officers and directors. Any waiver of the Code of Ethics may be made only by our Board. The Company intends to disclose any changes in, or waivers from, the Code of Ethics by posting such information on its website or as required by law or stock exchange rules or regulations. Our Board has not granted any waivers to the Code of Ethics. You can access the Code of Ethics, the charters of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation and Talent Development Committee, our corporate governance guidelines, and additional corporate governance information on our website www.triplesmanagement.com in the “Governance Documents” section under “Corporate Governance.” Copies of these documents are also available to shareholders in print form at no charge by sending a request to Mrs. Eileen Pérez, Manager, Triple-S Management Corporation, P.O. Box 363628, San Juan, PR 00936-3628, or by calling to (787) 749-4025.

Independence of Directors

Our director independence standards conform to those required by the NYSE. Under these standards, a director qualifies as “independent” if our Board affirmatively determines that the director has no material relationship with us other than as a director. In assessing whether a director has a material relationship with us, directly or as a partner, shareholder or officer of an organization that has a relationship with us, the Board uses the criteria outlined in Section 303A.02 of the NYSE Listed Company Manual. For relationships not covered by the NYSE guidelines, the determination of whether a material relationship exists is made by the members of our Board who are independent under said guidelines. Our Board has reviewed the relationships between the Company, including our subsidiaries or affiliates, and each board member, including each such director’s immediate family members.

The Board has affirmatively determined that all current directors are independent other than Messrs. Clavell-Rodríguez and Jesús R. Sánchez-Colón, because they may receive compensation from Triple-S Salud, Inc. (“TSS”) and Triple-S Advantage, Inc. (“TSA”), subsidiaries of the Company, for services rendered in the ordinary course of their respective business as healthcare providers, and Mr. Ruiz-Comas, because he is our president and chief executive officer. Each of the independent directors has no relationship with us, other than any relationship that is categorically not material under the guidelines indicated above and other than as disclosed in this proxy statement under “Compensation Disclosure—Director Compensation” and “Other Relationships, Transactions and Events.” The Board has determined that the relationships described in this proxy statement do not preclude a determination of independence because the relationships will not impair the applicable director’s ability to render an independent judgment.

Board Meetings and Committees

The Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee our president and chief executive officer and other senior management and, in so doing, serve the Company’s and our shareholders’ best interests. The Board selects, evaluates and provides for the succession of executive officers, nominates individuals to serve as directors of the Company for election at annual shareholder meetings and elects individuals to fill any vacancies on the Board. It reviews and approves corporate objectives and strategies, evaluates significant policies and proposed major commitments of corporate resources, and participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of our activity through regular written reports and presentations at Board and committee meetings.

The Board met eight times during 2014. Each of the incumbent directors attended at least 75% of meetings of the Board held during the period for which such person has been a director during 2014. Directors are also kept informed of our business through personal meetings and other communications, including considerable telephone contact with our Board’s Chair and Vice Chair and others regarding matters of interest and concern to us and our shareholders. Mr. Ruiz-Comas is the only director who is also an employee. He does not participate in any discussion or vote in any Board or committee meeting at which his compensation is evaluated. Pursuant to BCBSA and NYSE requirements, neither non-independent directors nor our officers and employees, including those of our subsidiaries, are members of the Compensation and Talent Development, Audit or Corporate Governance and Nominating Committees.

While we encourage directors to attend our annual meeting of shareholders, we have not adopted a formal policy requiring director attendance at the annual meeting of shareholders. All of our then current members of the Board attended our 2014 annual meeting of shareholders except for Mr. Fuentes-Benejam, who was recovering from a medical procedure.

Non-management directors meet regularly in executive sessions without management. Non-management directors are all our Board members who are not our officers and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with us. It is our Board’s policy that the Chair of the Board preside over these executive sessions, which are typically held in conjunction with each regularly scheduled meeting of our Board. Our independent directors also meet at least once per year in executive session without management or directors who are not independent. It is our Board’s policy that, Ms. Soto-Martínez, vice chair of the Board, who is an independent director, preside over these executive sessions.

Our Board has the following standing committees: Audit, Compensation and Talent Development, Corporate Governance and Nominating, Investment and Financing, and Executive. The specific functions and responsibilities of each committee are set forth in its charter, which has been approved by the Board. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Current copies of the charters of the Audit, Compensation and Talent Development and Corporate Governance and Nominating Committees are available to shareholders on our website at www.triplesmanagement.com in the “Governance Documents” section under “Corporate Governance.”

The following table set forth the current members of the Board and each of its committees:

Director	Audit	Compensation and Talent Development	Corporate Governance and Nominating	Investment and Financing	Executive
Luis A. Clavell-Rodríguez*				x	Chair
David H. Chafey, Jr.	x#			Chair	x
Cari M. Dominguez		x	x
Antonio F. Faría-Soto	Chair			x	x
Manuel Figueroa-Collazo		Chair	x		x
Joseph A. Frick	x	x
Jorge L. Fuentes-Benejam	x		Chair	x	x
Ramón M. Ruiz-Comas, ex-officio
Jesús R. Sánchez-Colón*				x
Adamina Soto-Martínez	x#	x
Francisco J. Toñarely-Barreto		x	x
* Not Independent
# Audit Committee Financial Expert

Audit Committee

The members of our Audit Committee are Messrs. Faría-Soto (chair), Chafey, Fuentes-Benejam and Frick and Miss Soto-Martínez. The Board has determined that each of Ms. Soto-Martínez and Mr. Chafey qualify as an “audit committee financial expert” as defined under applicable SEC rules. All members of the committee have been determined by the Board to be independent under the NYSE guidelines and Rule 10A-3(b)(1) of the Exchange Act. In addition, our Board has determined that each member of the committee is financially literate and has accounting and/or related financial management expertise as required under the rules of the NYSE. None of the committee members serves on the audit committee of another listed public company. The committee has the authority to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The committee is empowered, without further action by the Board, to cause us to pay the compensation of such advisors as established by the committee.

The Audit Committee met nine times during 2014 and each member attended at least 75% of the total meetings of the committee held during the period when he or she was a member. The responsibilities of our Audit Committee and its activities during 2014 are described in the Audit Committee Report contained in this proxy statement.

Compensation and Talent Development Committee

The members of our Compensation and Talent Development Committee are Messrs. Figueroa-Collazo (chair), Frick and Toñarely-Barreto and Mmes. Soto-Martínez and Dominguez. The Board has determined that each member of the committee is independent under the NYSE guidelines. The committee evaluates and sets the compensation of our president and chief executive officer and our other NEOs, and makes recommendations to our Board regarding the compensation of our directors. The committee also evaluates the policies, program design and structure of, and reviews and approves annual performance objectives relevant to, the compensation of other executive officers of the Company. The committee oversees the administration of and compliance with the Company’s incentive compensation plans, and makes recommendations to the Board with respect to awards under such plans. The committee has also the responsibility to oversee the Board’s annual review of succession planning with respect to our chief executive officer and senior executives. The committee has the authority to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the committee.

In 2014, the Compensation and Talent Development Committee retained Pay Governance LLC (“Pay Governance”), an independent compensation consulting firm, to assist the committee on matters related to executive officer and director compensation. The Board has determined that Pay Governance is an independent consultant pursuant to Section 10C of the Exchange Act. Pay Governance reports exclusively to the Compensation and Talent Development Committee and does not provide any additional services to us.

For 2014, Pay Governance worked with the Compensation and Talent Development Committee to review our compensation peer group to ensure it remains appropriate for use in competitive market assessments of total compensation, provided an analysis of executive total compensation relative to market practices, reviewed our executive and director stock ownership guidelines to ensure they remain contemporary with prevailing market practice, assisted in the risk assessment of our compensation programs, and provided support for preparation of our disclosure in this proxy statement. The committee held ten meetings during 2014 and each member attended at least 75% of the total meetings of the committee held during the period while he or she was a member.

The responsibilities of our Compensation and Talent Development Committee and its activities during 2014 are described in “Compensation Disclosure—Compensation Discussion and Analysis” below.

Corporate Governance and Nominating Committee

The members of our Corporate Governance and Nominating Committee are Messrs. Fuentes-Benejam (chair), Figueroa-Collazo and Toñarely-Barreto, and Mrs. Dominguez. The Board has determined that each member of the committee is independent under the NYSE guidelines. The purpose of the committee is to identify individuals qualified to become Board members consistent with criteria approved by the Board, recommend to the Board the persons to be nominated by the Board for election as directors at any meeting of shareholders, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board. The responsibilities of the committee also include oversight of the Code of Ethics. The committee has the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be our regular advisors. The committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the committee. The committee did not retain any such advisors during 2014.

Our Corporate Governance and Nominating Committee held six meetings during 2014 and each member attended at least 75% of the total meetings of the committee held during the period when he or she was a member. For information relating to nominations of directors by our shareholders, see “Director Nominations Process” below.

Director Nominations Process. As part of the nominations process, the Corporate Governance and Nominating Committee is responsible for determining the appropriate skills and characteristics required of new Board members in light of the current Board composition and identifying qualified candidates for Board membership. The process followed by the committee to identify and evaluate candidates includes requests to Board members, senior management and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of candidates identified by members of the committee and the Board.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, the Corporate Governance and Nominating Committee applies the criteria set forth in our Corporate Governance Guidelines and its committee charter. Generally, the committee verifies that the selected individuals possess the following specific qualities or skills: experience or relevant knowledge, time availability and commitment, good reputation, analytical thinking, ability to work as a team, independent judgment, and ability to verbalize and present ideas in a rational and eloquent fashion. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. This process also takes into consideration our strategies, the annual peer and self-evaluations of each director, the fit between candidates’ qualifications and our needs, and applicable legal, regulatory and statutory requirements. The goal is to assemble a board that is strong in its collective knowledge and consists of individuals who possess a variety of complementary attributes that serve the Company and its shareholders well. The Board is responsible for the final approval of new director candidates, as well as the nomination of existing directors for reelection.

The Corporate Governance and Nominating Committee may appoint a nominating sub-committee to make recommendations to the committee for director nominees when members of the committee may be considered for a consecutive term, or any other relevant consideration. Mrs. Dominguez is currently a member of the committee and is being nominated to serve for a consecutive term; however, the Committee did not appoint a nominating sub-committee to recommend the individuals nominated to our Board. Mrs. Dominguez, and Messrs. Clavell and Mr. Sánchez, respectively, abstained in all committee and Board voting related to the approval of the slate of nominees.

Shareholders may recommend individuals for the Corporate Governance and Nominating Committee to consider as potential director candidates in the Board’s slate of nominees by submitting their names and background to “Triple-S Management Corporation, Corporate Governance and Nominating Committee,” at Triple-S Management Corporation, P.O. Box 363628, San Juan, PR 00936-3628. The committee will review the qualifications of recommended candidates if appropriate biographical information and background material are provided on a timely basis. Evaluation of such candidates will follow the same process, and apply the same criteria, as for director candidates submitted by Board members, senior management or others. If the Board decides to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, the name will be included in our proxy card for the shareholders’ meeting at which his or her election is recommended.

Shareholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Corporate Governance and Nominating Committee or the Board, by following the procedures set forth in the Company’s bylaws and described in response to the question “How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2016 annual meeting of shareholders?” in the “Information About Voting, Solicitation and the Annual Meeting” section of this proxy statement.

Criteria and Diversity. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Corporate Governance and Nominating Committee, in accordance with the Board’s diversity policy, will review certain criteria to ensure we benefit from a broad diversity of director experience, thoughts, viewpoints and backgrounds. These criteria include the candidate’s possession of competencies related to financial, legal, management, human resources, health care, insurance, and technology expertise. The committee will also consider a candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. The committee recognizes the value of diversity on the Board and carefully considers the Board’s diversity in the director identification and nomination process. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. We do not discriminate against nominees on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Investment and Financing Committee

The members of the Investment and Financing Committee are Messrs. Chafey (chair), Faría-Soto, Clavell-Rodríguez, Fuentes-Benejam, and Sánchez-Colón. The Investment and Financing Committee oversees and provides advice and guidance to the Board with respect to our investment and corporate finance transactions, management, policies and guidelines. The committee also reviews investment performance, investment risk management exposure, and our capital structure. The committee is responsible for the overall strategic direction and review of our investment and financing activities. In 2014, the Investment and Financing Committee met eight times. Each member attended at least 75% of the total meetings of the committee held during the period when he was a member.

Executive Committee

The members of the Executive Committee are Messrs. Clavell-Rodríguez (chair), Chafey, Faría-Soto, Figueroa-Collazo and Fuentes-Benejam. The purpose of the Executive Committee is to assist the Board in discharging its duties between meetings of the Board, especially when timing is critical. The committee reviews material policy, strategic and emerging issues of the Company, and has the authority to transact administrative matters on behalf of the Board. The Executive Committee met two times during 2014 and each member attended at least 75% of the total meetings of the committee held during the period when he was a member.

Board Leadership Structure

The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the shareholders, and the Company’s overall corporate governance. The Board believes that the current separation of the roles of president and chief executive officer and chair of the board reflects the differences between the two roles. The president and chief executive officer is responsible for executing our strategic plan and overseeing our day-to-day operations performance, while the chair of the Board provides guidance to the president and chief executive officer, sets the agenda for Board meetings and presides over meetings of the Board and executive sessions of non-management directors. The Board believes that it is not necessary or appropriate in serving our best interest to designate a lead director. Therefore, the chair, the chief executive officer and each director in our Board are free to call upon any director to provide leadership in a given situation. However, because Mr. Clavell-Rodríguez, our chair, is not independent, our Board has appointed the vice chair of our Board, Ms. Soto-Martínez, as presiding director at all executive sessions of independent directors. The Board holds executive sessions at least once a year. The Board periodically reviews the leadership structure and may make changes in the future.

Risk Oversight

The Board has an active role, as a whole and through its committees, in overseeing the ways in which management deals with risks. The Board seeks to ensure that management has in place processes for dealing appropriately with risk. It is the responsibility of our senior management to develop and implement the Company’s short and long-term objectives and to identify, evaluate, manage and mitigate the risks inherent in seeking to achieve those objectives. Management is responsible for identifying risk and risk controls related to significant business activities and Company objectives, and developing programs to determine the sufficiency of risk identification, the balance of potential risk to potential reward, the appropriate manner in which to control risk, and the support of the risk-controlling behavior and the risk to the Company strategy.

The Board implements its risk oversight responsibilities primarily through the Audit Committee, which receives management reports on the potentially significant risks that the Company faces and how the Company is seeking to control risk where appropriate. The Audit Committee also oversees management of financial risks, including issues related to internal control over financial reporting, and our policies with respect to risk assessment and management. While the Audit Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Corporate Governance and Nominating Committee annually reviews our corporate governance guidelines and their implementation, including risks associated with director independence and potential conflicts of interest. The Compensation and Talent Development Committee oversees the management of risks relating to our executive compensation structure. Our Investment and Financing Committee oversees risks related to our investment policy, financial strategies, and corporate acquisitions. While each of these committees is responsible for evaluating and overseeing the management of specific risks, the entire Board is regularly informed about such risks through committee reports. The Board also receives regular reports from members of senior management regarding areas of material risk to us, including operational, financial, legal, regulatory, strategic and reputational risks, and often discusses risk as part of its review of the ongoing business, financial performance, and other activities of the Company. In addition, the Board annually reviews our strategic plan which addresses, among other matters, the risks and opportunities we face. Its review of this information enables the Board to understand and assess our risk identification, management and mitigation strategies.

The Company has an enterprise risk management framework in place that integrates risk management functions from across our business units. As described above, different Board committees have oversight responsibility over our major risks. We also have a management-level risk committee that oversees the development and implementation of risk response plans for these major risks and for other risks across the business.

Communications from Shareholders and Other Interested Parties

The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond as appropriate. Absent unusual circumstances or as contemplated by committee charters, the chair of the Board will, with the assistance of our Secretary, our General Counsel and our personnel responsible to assist the Board and Company with investor relations, be primarily responsible for monitoring communications from shareholders and other interested parties and provide copies or summaries of such communications to the other directors as they considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chair of the Board considers to be important for the directors to review. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Shareholders and other interested parties who wish to send communications on any topic to the Board or to any individual member or members of the Board, should address such communications to the Company’s Secretary at Triple-S Management Corporation, P.O. Box 363628, San Juan, Puerto Rico 00936-3628. All correspondence addressed to a director will be forwarded to that director.

Alternatively, a shareholder or other interested party may confidentially contact our Audit Committee by calling our EthicsPoint services at the toll-free number 1-866-384-4277 or electronically through www.ethicspoint.com. Communications received by EthicsPoint are completely confidential and allow for shareholders, employees and other interested parties to report any violations or irregularities that could affect us. Communications will be reviewed by the Audit Committee, which may discretionally forward communications that are not related to accounting or auditing matters to other committees of the Board or management for review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our Class B shares as of December 31, 2014, except as otherwise indicated, by the shareholders we know to beneficially own more than 5% of our outstanding Class B shares. These shareholders do not own Class A shares. Additionally, no Class A shareholders owns more than 5% of our outstanding Class A shares.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
FMR LLC(4)	2,547,934	10.23%
Edward C. Johnson 3d Abigail P. Johnson Fidelity Low-Priced Stock Fund 245 Summer Street, Boston, Massachusetts 02210
Lakewood Capital Management, LP(5)	2,336,421	9.4
Lakewood Capital Advisors, LLC
Lakewood Capital Partners, LP
Anthony T. Bozza
650 Madison Avenue, 25th Floor New York, New York 10022
Dimensional Fund Advisors LP(6)	1,799,142	7.23
Building One 6300 Bee Cave Road Austin, Texas 78746
BlackRock, Inc.(7)	1,472,200	5.9
55 East 52nd Street
New York, NY 10022
T. Rowe Price Associates, Inc. (8)	1,418,779	5.7
100 E. Pratt Street Baltimore, MD 21202

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act.
(2)	For each person, the “Amount and Nature of Beneficial Ownership” column may include shares of a class of common stock attributable to the person because of that person’s voting or dispositive power or other relationship. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.
(3)	Based on 24,654,497 Class B shares outstanding as of the December 31, 2014.
(4)	Based solely on a Schedule 13G/A filed by FMR LLC on February 13, 2015 reporting the above stock ownership as of December 31, 2014. FMR LLC reports that it has sole voting power with respect to 143,200 Class B shares and sole dispositive power with respect to 2,547,934, or 10.238% of the outstanding Class B shares. Edward C. Johnson 3d reports that has sole voting power with respect to zero Class B shares and sole power to dispose of 2,547,934 Class B shares. Abigail P. Johnson reports that she has sole voting power with respect to zero Class B shares and sole power to dispose of 2,547,934 Class B shares. FMR LLC reports that the interest of Fidelity Low-Priced Stock Fund amounted to 2,404,734 shares, or 9.663% of Class B shares. Edward C. Johnson 3d, Abigail P. Johnson and FMR LLC, report that, through its control of Fidelity, each has sole power to dispose of the 2,547,934 shares owned by Fidelity.
(5)	Based solely on a Schedule 13G/A filed by Lakewood Capital Management, LP, Lakewood Capital Advisors LLC, Lakewood Capital Partners, LP, and Anthony T. Bozza on February 17, 2015 reporting the above stock ownership as of December 31, 2014. Each of Lakewood Capital Advisors, LLC, Lakewood Capital Partners, LP, and Anthony T. Bozza reports that it has shared voting power with respect to 2,336,421 Class B shares and shared dispositive power with respect to 2,336,421 Class B shares.
(6)	Based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 5, 2015 reporting the above stock ownership as of December 31, 2014. Dimensional reports that it has sole voting power with respect to 1,725,918 Class B shares and sole dispositive power with respect to 1,799,142 Class B shares. These securities are owned by certain funds which Dimensional serves as investment advisor, sub-adviser and/or manager. For purposes of the reporting requirements of the Exchange Act, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.
(7)	Based solely on a Schedule 13G filed by BlackRock, Inc. on January 30, 2015 reporting the above stock ownership as of December 31, 2014. BlackRock, Inc. reports that it has sole voting power with respect to 1,406,279 Class B shares and sole dispositive power with respect to 1,472,200 Class B shares.
(8)	Based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 11, 2015 reporting the above stock ownership as of December 31, 2014. Price Associates reports that it has sole voting power with respect to 534,479 Class B shares and sole dispositive power with respect to 1,418,779 Class B shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with the power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

The following table contains information regarding the beneficial ownership of our common stock as of March 3, 2015 by each director and nominee for director named in this proxy statement, each executive officer named in the Summary Compensation Table included in this proxy statement and all of our directors and executive officers as a group.

	Class A Shares		Class B Shares
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	% of Class	Amount and Nature of Beneficial Ownership(2)	Shares Acquirable Within 60 Days(3)	Total Shares Beneficially Owned	% of Class(4)

Directors and Nominees:
Luis A. Clavell-Rodríguez	0	0	39,295	0	39,295	*
David H. Chafey, Jr.	0	0	10,580	0	10,580	*
Cari M. Dominguez	0	0	8,075	0	8,075	*
Antonio F. Faría-Soto	0	0	17,742	0	17,742	*
Manuel Figueroa-Collazo	0	0	21,208	0	21,208	*
Joseph A. Frick	0	0	5,580	0	5,580	*
Jorge L. Fuentes-Benejam	0	0	14,408	0	14,408	*
Jesús R. Sánchez-Colón (5)	0	0	20,822	0	20,822	*
Adamina Soto-Martínez	0	0	17,708	0	17,708	*
Francisco J. Toñarely-Barreto	0	0	6,722	0	6,722	*

Named Executive Officers:
Ramón M. Ruiz-Comas (6)	0	0	291,582	0	291,582	1.20%
Amílcar L. Jordán-Pérez	0	0	19,699	0	19,699	*
Roberto García-Rodríguez	0	0	22,093	4,440	26,533	*
Pablo Almodóvar-Scalley	0	0	31,961	0	31,961	*
Eva G. Salgado-Micheo	0	0	39,398	0	39,398	*
All our directors, nominees and executive officers as a group (21 persons)	0	0	631,717	13,321	645,038	2.61%
 *Less than 1% of outstanding common stock of such class.

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of the record date upon the exercise of options or warrants or upon the vesting of deferred stock awards.
(2)	For each person, the “Amount and Nature of Beneficial Ownership” column may include shares of a class of common stock attributable to the person because of that person’s voting or dispositive power or other relationship. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed.
(3)	The number shown equals the stock options exercisable or that may become exercisable within 60 days of March 3, 2015.
(4)	Each beneficial owner’s percentage ownership is determined by assuming that all options held by such persons that are exercisable within 60 days of the record date have been exercised, based on 2,377,689 Class A shares and 24,227,749 Class B shares outstanding as of the record date.
(5)	Includes 4,150 Class B shares owned by the spouse of Dr. Sánchez-Colón, with respect to which he has shared voting and dispositive powers.
(6)	Mr. Ruiz-Comas is the president and chief executive officer. Pursuant to our articles of incorporation and our bylaws, the president is a member of our Board while acting in such capacity.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities (“10% Beneficial Owners”) to file with the SEC initial reports of ownership of our common stock and reports of changes in such ownership. Officers and directors are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. The Company believes, based solely on a review of our records and written representations by the persons required to file these reports, during the fiscal year ended December 31, 2014, that all Section 16(a) filing requirements were timely met during 2014, except for Mr. Toñarely-Barreto, a member of our Board, who was late filing a Form 4 to report one transaction.

INFORMATION ABOUT EXECUTIVE OFFICERS

Executive Officers of Triple-S Management

The following table sets forth (i) the name, age and position of each of our executive officers as of December 31, 2014 and (ii) the business experience of each person named in the table during at least the past five years.

Executive Officer	Age	Position(s)	Business Experience
Ramón M. Ruiz-Comas	58	President and Chief Executive Officer	President and Chief Executive Officer since May 2002
Amílcar L. Jordán-Pérez	53	Vice President of Finance and Chief Financial Officer	Vice President and Chief Financial Officer since July 2012; Executive Vice President of Popular, Inc., the largest bank holding company in Puerto Rico, from 2004 to 2011
Roberto García-Rodríguez	51	Chief Operating Officer	Chief Operating Officer since December 2013; Secretary since May 2010; Vice President and General Counsel from May 2008 to December 2013
Pablo Almodóvar-Scalley	49	President and Chief Executive Officer of Triple-S Salud, Inc.	President and Chief Executive Officer of Triple-S Salud, Inc., our managed care subsidiary, since October 2012; Executive Vice President of Triple-S Salud from 2000 to September 2012
Eva G. Salgado-Micheo	58	President of Triple-S Propiedad, Inc.	President of Triple-S Propiedad, Inc., our property and casualty insurance business, since July 2003
Arturo L. Carrión-Crespo	57	President of Triple-S Vida, Inc.	President of Triple-S Vida, Inc., our life insurance subsidiary, since 1998
Juan J. Díaz-Goitía	51	Chief Information Officer
Chief Information Officer of Interactive Systems, Inc., our technology service subsidiary, since October 2012; Executive Vice President of Triple-S Vida, Inc., our life insurance subsidiary, from 2010 to 2012

Madeline Hernández-Urquiza	51	President of Triple-S Advantage, Inc.
President of Triple-S Advantage, Inc., our Medicare Advantage subsidiary, since January 2015; Acting President of Triple-S Advantage, Inc. from 2014 to 2015; Chief Risk Officer of Triple-S Salud, Inc. from 2012 to 2014; Vice President of Risk Management of Triple-S Salud, Inc. from 2010 to 2012

Iraida T. Ojeda-Castro	60	Vice President of Human Resources	Vice President of Human Resources since August 2004
Francisco Martorell-Basanta	52	Vice President of Corporate Development	Vice President of Corporate Development since April 2008
Carlos L. Rodríguez-Ramos	36	Acting General Counsel
Acting General Counsel since December 2013; Adjunct Professor at the School of Law of the University of Puerto Rico since 2010; Associate General Counsel of Triple-S Management Corporation from February 2013 to December 2013; Deputy Chief of Staff for Programmatic Affairs for the Governor of Puerto Rico from 2011 to 2012; Assistant Legal and Legislative Advisor for the Governor of Puerto Rico from 2010 to 2011; Law Clerk for the Chief Justice of the Supreme Court of Puerto Rico from 2007 to 2009

COMPENSATION DISCLOSURE

Compensation Discussion and Analysis

Introduction

The Board’s Compensation and Talent Development Committee oversees the design and administration of our executive compensation program. The program is designed to support the attainment of our vision, financial and strategic goals and operating imperatives, apply good corporate governance principles, and align our interests with those of our shareholders. We believe that an effective executive compensation program recognizes individual contributions as well as overall business results, rewards executives for achieving our annual and long-term goals, aligns executive and shareholder interests and reflects responsible corporate governance practices to ultimately improve shareholder value.

This past year continued to be characterized by challenging economic conditions in Puerto Rico. The positive performance of all our managed care, property and casualty and life insurance lines of business were offset by the performance of our Medicare Advantage business. During 2014, we succeeded in bringing down our administrative expenses and witnessed an improvement in the medical loss ratio for our commercial business and in the profitability in our other insurance operations. We believe the compensation of our executive officers reflects our results and further promotes the attainment of our goals.

Results of Advisory Vote on Say-on-Pay and Frequency of the Vote

Rule 14a-21 of the Exchange Act enables our shareholders to vote to approve, on an advisory basis, the compensation of our NEOs. In 2014, 94.6% of our shareholders voted in favor of the compensation of our NEOs. Also, the rule enables our shareholders to advise the Company on the frequency of their vote on the compensation of our NEOs. Our shareholders voted that such compensation be presented for shareholder’s advisory approval on an annual basis and the Board accepted the advice of our shareholders.

The next shareholder vote on the frequency of their vote on the compensation of our NEOs will be held no later than the 2017 annual meeting of our Company’s shareholders, in accordance with Rule 14a-21 of the Exchange Act.

Summary of Key Executive Compensation Decisions

The following table summarizes the compensation-related decisions made by the Compensation and Talent Development Committee and ratified by our Board in 2014 and early 2015, and the rationale for each decision. These decisions considered the Company’s executive compensation philosophy, the Company’s financial and operating performance for 2014, individual executive performance, and prevailing compensation trends in the external market.

Compensation Component	Principal Contribution to Compensation Objectives	Description and 2014/2015 Highlights
Base Salary
Attracts, retains and rewards executives with an appropriate salary level that reflects the executives’ scope and breadth of responsibility, individual performance against the objectives set for their positions and their relative value in the marketplace.

•  Base salaries are targeted to be between the 25th and 50th percentile of the comparable group, which is described under the heading “Determining Executive Compensation” on page 33. Actual positioning may vary to reflect each executive’s performance over time, experience and skill set relative to comparable positions at our peer companies, and importance to us.
•  Consideration for salary determinations for individual executive officers are determined by the committee based on a review of individual performance, Company overall financial and operating results, level of compensation provided for comparable positions in our identified peer groups, relative pay differences within the Company, and budget available for base salaries.

Compensation Component	Principal Contribution to Compensation Objectives	Description and 2014/2015 Highlights
Performance-Based Annual Cash Incentive
Focuses executives on achieving annual financial, operating, and individual objectives. Elements in the plan are directly linked to driving shareholder value. Total cash compensation of base salary plus the targeted incentive opportunity is established based on what is considered competitive in the marketplace, experience of each individual, value to the Company, and other relevant considerations. Actual compensation, however, varies above or below the competitive benchmark depending on actual Company and individual performance.

•  Performance-based annual cash incentives are determined based on how well we perform against pre-established goals for premiums earned and net income, each adjusted to exclude non-budgeted items, and on individual objectives specific to each NEO. The Compensation and Talent Development Committee establishes a threshold, target and maximum performance goal for each financial metric. Each level represents a different performance expectation considering factors such as our annual operating budget for the year, our prior year performance, and the historical performance levels of our peer group. Target performance is set at a level that is considered to be challenging yet attainable, and the corresponding payout for achievement of target performance equates to what is considered competitive relative to our peer group. Threshold performance is set at a minimally acceptable level of performance and results in a payout that may vary from no payout to one that is below competitive standards. Maximum performance represents, in our estimation, superior performance for the year and corresponds to an above median compensation opportunity.

•  The Compensation and Talent Development Committee approved annual incentive payouts to our NEOs as described in the Summary Compensation Table.

Long-Term Equity Incentives
Rewards the achievement of long-term business objectives that benefit our shareholders. Elements in the plan directly link compensation with share price improvement over a multi-year period. Supports the retention of a talented management team over time.

• The Compensation and Talent Development Committee has adopted an annual equity award program for executives under our 2007 Incentive Plan. Its design emphasizes long-term performance by delivering 75% of the annual award value in performance-based equity that may be earned only if specific measures of operating performance are attained over a three-year period, with cliff vesting at the end of the third year. The remaining 25% of the annual award value is delivered in restricted stock, which vests over three years in increments of one third per year, to emphasize the retention of key executives.

Compensation Component	Principal Contribution to Compensation Objectives	Description and 2014/2015 Highlights
Long-Term Equity Incentives (cont.)
• For the three-year plan beginning in 2014, the Compensation and Talent Development Committee established three levels of goal attainment based on three-year cumulative premiums earned, operating income and earnings per share (“EPS”), and determined the corresponding award size for each performance level for each NEO. These goals were set based on what the committee believes to be minimally acceptable, challenging yet attainable, and exceptional performance in the context of our stated objectives for premiums earned, operating income and EPS.

• Long-term incentives were granted to NEOs in 2014 as described in the Summary Compensation Table.

In summary, the Compensation and Talent Development Committee concluded that the 2014 performance based compensation together with 2014 base salary levels are well aligned with our performance for the year and that the linkage between pay and performance is strong.

Compensation Policies

During the year, the Compensation and Talent Development Committee oversaw management of the following compensation practices or policies:

•	a compensation philosophy that reflects the current state of our business, objectives for the executive compensation program, and best practices in corporate governance and executive compensation;

•	a compensation recoupment policy that permits the Company to recover incentive compensation paid based on erroneous financial results that were later the subject of an accounting restatement;

•	an equity award grant policy that establishes fixed grant dates for equity awards to protect the Company against the timing of awards to coincide with the release of information that could result in the delivery of a monetary benefit to executives;

•	executive share retention and ownership guidelines that emphasize executive stock ownership, focus on long-term shareholder value creation, and strengthen the alignment between executive and shareholder interests; and

•	a compensation risk assessment that led the Compensation and Talent Development Committee to conclude that our compensation policies and practices for fiscal 2014 do not create risks that are reasonably likely to have a material adverse effect on us.

Compensation Philosophy

The executive compensation program is designed to achieve the following objectives:

•	reinforce our corporate values by combining our efforts to deliver superior business results with good governance, socially responsible business practices, and high ethical standards;

•	promote a high performance culture with clear emphasis on accountability and variable pay that is tied to both short and long-term results;

•	ensure compensation is paid based on accurate financial data;

•	attract, motivate and retain top talent in a cost-effective way by offering competitive total compensation opportunities;

•	require moderate levels of share ownership that increase with executives’ scope of responsibilities;

•	emphasize uniformity of design features across corporate and business units to reinforce collaboration, limit program complexity, and increase the effectiveness of the entire executive team;

•	align executive and shareholder interests through long-term equity based plans;

•	maintain a clear and understandable framework for evaluating the effectiveness of the program’s design features;

•	prohibit any activities by employees that hedge their economic risk of owning Company stock; and

•	provide a balanced total compensation program to ensure that management is not encouraged to take unnecessary and excessive risks that may harm the Company.

Compensation Consultants

The Compensation and Talent Development Committee has the sole authority to engage and terminate the services of outside consultants. In 2014, the committee retained Pay Governance to assist the committee on matters related to executive officer and director compensation. The Board has determined that Pay Governance is an independent compensation consultant pursuant to Section 10C of the Exchange Act. Pay Governance reports exclusively to the Compensation and Talent Development Committee and does not provide any additional services to us.

Named Executive Officers

The NEOs include our chief executive officer, our chief financial officer and the three other most highly compensated individuals who served as executive officers during 2014, which include our chief operating officer and the presidents of two of our subsidiaries:

•	Ramón M. Ruiz-Comas, our chief executive officer;

•	Amílcar L. Jordán-Pérez, our chief financial officer;

•	Roberto García-Rodríguez, our chief operating officer;

•	Pablo Almodóvar-Scalley, the president of our managed care subsidiary, Triple-S Salud, Inc.; and

•	Eva G. Salgado-Micheo, the president of our property and casualty subsidiary, Triple-S Propiedad, Inc.

Determining Executive Compensation

We compare the compensation of the NEOs to that of companies with which we compete or could compete for executive talent, capital and customers. These companies include private or publicly-held companies, stand-alone businesses and/or divisions of larger corporations. Our size and/or organizational complexity are considered when selecting comparable companies in Puerto Rico and the United States and data analysis methods. Within our general competitive framework, specific comparisons may vary by type of role.

The Compensation and Talent Development Committee collects relevant market data and alternatives to consider when making executive compensation decisions. In 2014, the committee compared the data with each element of total compensation to a list of 14 comparable companies in Puerto Rico and direct industry competitors located within the United States (the “comparable group”). Six of these companies have the same six-digit Global Industry Classification Standards (GICS) code as ours. We generally update the comparable group compensation benchmark every other year, or as may be appropriate to reflect changes in our operating environment or business model. We will update this benchmark again during 2015.

The companies comprising the comparable group are:

Alleghany Corporation	FirstBank Corp	OFG Bancorp
Aspen Insurance Holdings, Ltd	HCC Insurance Holdings, Inc.	Popular, Inc.
Centene Corporation	Infinity Property & Casualty Corporation	State Auto Financial Corporation
Doral Financial Corporation	Magellan Health Services	WellCare Health Plans, Inc.
Erie Indemnity Company	Molina Healthcare, Inc.

For comparison purposes, our annual revenues are around the median of the comparable group. Total compensation—which includes base salary, short and long-term variable pay opportunities, benefits and perquisites—is generally between the 25th and 50th percentile of the comparable group, on average.

Based on our compensation philosophy, a significant percentage―42.1% in 2014―of total compensation is delivered through our incentive compensation plans in the form of at-risk performance-based pay. The Compensation and Talent Development Committee has not adopted a policy or formula to allocate total compensation among its various components. As a general matter, the committee reviews competitive pay information provided by its compensation consultant as well as our current operating goals and environment to determine the appropriate level and mix of incentive compensation. Actual amounts earned from incentive compensation are realized only as a result of individual or Company performance, depending on the type of award, based on a comparison of actual results to pre-established goals.

Components of Executive Compensation

Executive compensation is delivered through a combination of base salary, an annual non-equity incentive, a non-performance cash bonus, long-term equity incentive compensation, retirement programs and a non-qualified deferred compensation plan.

Base Salary

Base salaries are designed to recognize an individual’s contribution to the organization and his or her experience, knowledge and responsibilities. Base salaries also aim to provide competitive compensation, appropriate incentives and financial stability to the NEOs for assuming a significant level of responsibility.

According to our salary adjustment policy, salary determinations are based on a number of factors, including importance of the position, level of responsibility, individual performance, growth in position, market level relative salary, our financial and operating performance and the Company’s ability to pay. Also, our policy establishes that base pay adjustments send clear performance messages and make moderate distinctions based on performance. Significant distinctions in performance by executives are recognized through our annual non-equity incentive plan. In addition, this policy requires that timing for increases, promotions and changes in responsibilities be consistent with market practice and that base salaries for executives be reviewed on an annual basis and adjusted as necessary to ensure pay levels remain competitive.

Annual Non-Equity Incentive Plan

The annual non-equity incentive portion of an executive’s total compensation opportunity is intended to accomplish a number of objectives. This includes reinforcing the optimization of operating results throughout the year, facilitating the achievement of our stated objectives, paying for performance, reinforcing individual accountability, supporting our long-term objective to create shareholder value, and providing market competitive cash compensation when performance objectives for the year are met or exceeded. This incentive compensation can be highly variable from year to year depending on actual performance results.

The Company sets non-equity incentive target amounts as a percentage of base salary for all eligible executives at the beginning of each year based on job responsibilities, internal relativity, and a review of competitive market data. Actual incentive payouts may range from zero to 150% of the target opportunity depending on the Company’s financial results relative to predetermined performance goals and the Compensation and Talent Development Committee’s subjective review of each executive’s individual performance. The Compensation and Talent Development Committee approves the awards and has discretion to determine any changes to the final amount to be paid.

For 2014, the target non-equity incentive compensation for each of the NEOs as a percentage of salary was as follows:

Executive	Target Bonus Percent
Ramón M. Ruiz-Comas	70%
Amílcar L. Jordán-Pérez	50%
Roberto García-Rodríguez	70%
Pablo Almodóvar-Scalley	70%
Eva G. Salgado-Micheo	70%

The Compensation and Talent Development Committee determines annual non-equity incentive awards based on two types of performance measures: Company’s financial and operating results and individual criteria. Company’s financial and operating results account for 80% of each NEOs evaluation and individual performance criteria account for the remaining 20%. The weighting of financial results, in turn, is evenly divided between Adjusted Premiums Earned and Adjusted Net Income (each term as defined in the following paragraph). This mix of performance measures focuses executives appropriately on improving both top-line and bottom-line growth, while also emphasizing individual accountability through each executives’ individual performance goals.

The Company believes that premiums earned and net income are key drivers of shareholder value and― adjusted to exclude non-budgeted items—are the most relevant measures by which to assess the Company’s short-term business performance and promote profitable revenue growth. Adjusted premiums earned represent the annual premiums earned in the calendar year as presented in the consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), adjusted to include only operations existing at the beginning of the year. Adjusted Net Income is measured as the net income earned in the calendar year, as presented in the consolidated financial statements in accordance with U.S. GAAP, minus realized and unrealized gains/losses in investment (net of the related income tax effect) and other non-budgeted items.

The financial results component of the non-equity incentive performance goals of the Company’s executives, including our chief executive officer, chief financial officer and chief operating officer, is solely based on consolidated results. Awards to our business unit executives are split 30% based on our consolidated results and 50% based on the results of the relevant business unit. The remaining 20% considers the individual executive’s performance. This distribution in weighting is designed to encourage each executive with responsibility for a business unit to focus on his or her individual business while working as a team to achieve the Company’s overall success. Executives of a business unit that does not reach the threshold level for Adjusted Net Income do not receive an annual non-equity incentive award even if consolidated financial results of the Company exceed their threshold levels. Likewise, the Company’s executives do not receive a non-equity incentive award if the Company does not reach its threshold level for Adjusted Net Income even if the consolidated financial results of business units are met.

For 2014, performance measures of the non-equity incentive plan were as follows:

Corporate Executives	Performance Measure And Weighting
	30%	50%	20%
(dollar amounts in millions) Performance	Consolidated Premiums Earned	Consolidated Adjusted Net Income	Individual
Ramón M. Ruiz-Comas, Amílcar L. Jordán-Pérez, and Roberto García-Rodríguez
Maximum	$2,721.2	$76.2	See
Target	$2,267.7	$63.5	table
Minimum	$1,814.2	$50.8	on page 36

Business Unit Executives	Performance Measure And Weighting
	Consolidated Results		Business Unit
	15%	30%	15%	20%	20%
(dollar amounts in millions) Performance	Premiums Earned	Adjusted Net Income	Premiums Earned	Net Income	Individual
Pablo Almodóvar-Scalley – Managed Care Segment (Commercial and Medicaid business)
Maximum	$2,721.2	$76.2	$1,223.4	$28.0	See
Target	$2,267.7	$63.5	$1,019.5	$23.3	table
Minimum	$1,814.2	$50.8	$815.6	$18.6	below
Eva G. Salgado Micheo – Property and Casualty Segment
Maximum	$2,721.2	$76.2	$121.2	$9.1	See
Target	$2,267.7	$63.5	$101.0	$7.6	table
Minimum	$1,814.2	$50.8	$80.8	$6.1	below

The following table summarizes the individual performance goals for 2014 for each of the NEOs. The Compensation and Talent Development Committee allocates specific weight to the various components of the criteria established for each executive. Evaluation of each executive’s performance with respect to each criterion includes objective and subjective considerations.

Executive	Individual Performance Criteria
Ramón M. Ruiz-Comas	• Ongoing implementation of succession plan strategies • Implementation of operational efficiencies
Amílcar L. Jordán-Pérez
•  Development and implementation of specific strategies
•  Completion of operational projects related to business growth outside Puerto Rico and the enhancement of financial reporting
•  Reduction of consolidated operating expenses

Roberto García-Rodríguez
•  Operating income margin
•  Development and implementation of the strategic plan
•  Completion of operational projects related to our corporate structure and our managed care business
•  Reduction of consolidated operating expenses

Pablo Almodóvar-Scalley	• Operating income margin • Completion of certain strategic projects • Implementation of operational efficiencies • Reduction of consolidated operating expenses
Eva G. Salgado-Micheo
•  Operating income margin
•  Implementation of certain strategies
•  Completion of operational projects related to growth in sales
•  Development of new products and services
•  Reduction of consolidated operating expenses

Annual Cash Bonus

We pay an annual non-performance cash bonus each December to active employees, including some executive who may participate in the annual non-equity incentive plan. This bonus is based on a predetermined formula and paid if the employee has worked more than 700 hours in the 12-month period starting October 1 of the previous year up to as of September 30 of the payment year and is an employee at the date of payment. The amount paid under this bonus is approximately 6% or 9% of base salary, varying among business units. NEOs do not participate in the annual non-performance cash bonus program since 2011.

Long-Term Incentive Awards

We believe that long-term incentives in the form of equity-based compensation are an important and essential components of our total compensation program that ensure our ability to attract, motivate, and retain top talent responsible for our long-term success. Our long-term incentives to key executive employees are designed to accomplish a number of important objectives, including to align management and shareholder interests, balance the short-term orientation of other compensation elements, provide a variable portion of total compensation tied to long-term market and financial performance, build executive stock ownership, hold executives accountable for their long-term decisions, reinforce collaboration across the Company, retain key talent over the long term, and share success with those who directly impact our performance results.

The Compensation and Talent Development Committee has an annual equity award program for executives under the Company’s Incentive Plan, based on recommendations from its compensation consultants and the principles contained in the Company’s Executive Compensation Philosophy. The program aims to better focus and reward executives for multiple performance objectives that drive long-term value creation and in part to mitigate the possibility of excessive risk-taking. The program’s design provides both performance-based equity (“performance shares”) that may be earned only if specific measures of operating performance are attained and time-based vesting restricted stock that is earned only if the executive remains employed with the Company over the vesting period. Long-term incentive grants provide for accelerated vesting only upon death, disability, termination without cause, or retirement, provided that the executive release the Company from liability with the execution of a general release and non-disparagement agreement. We assigned a weighting of 75% of the total equity award value to performance shares consistent with our stated philosophy of promoting a high performance culture with clear emphasis on accountability and variable pay that is tied to long-term results, and 25% of the total equity award value to restricted stock to emphasize the retention of key executives and alignment with shareholders.

Under the current design, performance share awards may be earned if specific goals are attained over a three-year performance period. At the beginning of the performance period, minimum, target and maximum performance levels, along with the associated dollar value of shares that may be earned, are established by the Compensation and Talent Development Committee. The actual value of shares that may be earned may be as high as 150% of the target amount if the maximum level of performance for all metrics is achieved or as low as zero if the minimum level of performance for all metrics is not achieved over the three-year performance period. Determination of performance pay and vesting occur at the end of the third year. A summary of the performance share metrics and rationale for each is presented as follows:

Performance Metric	Weighting	Rationale
3-Year Cumulative Premiums Earned, Net	20%	Premiums earned, net improvement is critical to the continued growth and health of our business. Premiums earned, net is a key contributor to EPS and shareholder value creation.
3-Year Cumulative Operating Income	35%	Operating income improvement emphasizes cost control and is important as we continue to grow our top line. Operating income is also a key contributor to EPS and shareholder value creation.

3-Year Cumulative EPS	45%	EPS sets the expectation of the Company’s success for our shareholders. We use EPS as the key accounting measure and evaluation of how the Company is performing.

Restricted stock may be earned only if the executive remains employed with the Company over the vesting period. Restricted stock vests in equal proportions over the three-year vesting period (i.e., one-third per year beginning on the first anniversary of the grant date). The Compensation and Talent Development Committee believes that the three-year performance period associated with performance shares and the three-year vesting period of restricted stock focuses our executives on sustained performance and supports retention objectives.

The Company granted stock options to certain executive officers, including some NEOs, in connection with our initial public offering of our Class B shares in 2007. Additionally, the Company granted stock options to Mr. García-Rodríguez and another executive officer in 2009 and to one employee in 2010, as part of their respective compensation packages. The Compensation and Talent Development Committee has discontinued the grant of stock options because the Company believes that performance shares better reflect our compensation philosophy.

The Company’s policy is to make annual long-term incentive grants to its executives during the first quarter of the year. Also, we may make grants to newly hired senior management employees in connection with their employment. The Compensation and Talent Development Committee carefully considers the impact of the cost of equity awards, as well as dilution, in order to achieve a balance between our costs, competitiveness and the continuity of employee incentives.

Retirement Programs

Our qualified and non-qualified employee retirement plans provide a retirement income base to a substantial majority of our employees, including our eligible executive officers. Messrs. Ruiz-Comas, Almodóvar-Scalley and Mrs. Salgado-Micheo participate in these retirement programs. Union employees hired after December 19, 2006, as well as non-union employees hired after September 30, 2007, are ineligible to participate. Employees who participate in our qualified plan also participate in our non-qualified plan to the extent their income levels exceed compensation and benefit limits imposed by the United States Internal Revenue Code of 1986, as amended.

Non-Qualified Deferred Compensation Plan

Under our non-qualified deferred compensation plan, senior executives, including our NEOs, who elect to become participants, may defer until a future date a portion of their annual compensation and benefit from the tax advantages related to such deferral.

Role of Executive Officers in Compensation Decisions

The Compensation and Talent Development Committee is responsible for all compensation decisions with respect to NEOs of the Company. In determining the compensation of NEOs other than the chief executive officer, the committee takes into account the recommendations of the chief executive officer. The chief executive officer annually reviews the performance of the other NEOs. The conclusions reached and recommendations based on these reviews, including with respect to base salary adjustments and non-equity and equity incentive award amounts, are presented to the committee. The committee reviews and approves the compensation of the NEOs, including the chief executive officer.

Compensation of Named Executive Officers for 2014

With the assistance of Pay Governance, the Compensation and Talent Development Committee evaluated the different components of executive compensation to ascertain that total compensation was targeted at adequate levels (that is, within the 25th to 50th percentile of external pay levels) when compared with companies in the comparable group. The main purpose was to assure that we maintained a competitive compensation program.

Base Salary

In setting base salaries for 2014, the Compensation and Talent Development Committee considered the following factors:

•	Company financial and operating results.

•	The corporate budget, meaning our overall budget for base salaries. The corporate budget was established based on planned performance for 2014. The objective of the budget is to allow salary increases to retain and motivate successful performers while maintaining affordability within our business plan.

•	The relative pay differences for different job levels.

•	Evaluation of peer group data specific to each executive position, where applicable.

Salary determinations were based on the aforementioned principles, and were in line with budget and salary determinations for all other employees.

Annual Non-Equity Incentive Plan

Non-equity incentive awards for 2014 were based on the performance of the Company against the stated objectives. For 2014, our consolidated Adjusted Net Income, which excluded realized and unrealized gains and losses on investments (tax effected) as well as other non-recurring events, was $42.3 million, approximately 33.3% lower than the targeted level. Total consolidated Adjusted Premiums Earned was $2.1 billion, approximately 6.1% lower than the targeted level. On March 3, 2015, the Compensation and Talent Development Committee and the Board, respectively, determined that NEOs will receive compensation under the non-equity incentive plan as described in the Summary Compensation Table.

Annual Cash Bonus

NEOs do not participate in this program since 2011.

Long-Term Incentive Awards

Long-term incentives were granted to NEOs in 2014 as described in the Summary Compensation Table. Equity award targets for our NEOs are established based on dollar values and then converted into a specific number of shares based on the closing price of our Class B common stock on the grant date. All long-term incentives granted to NEOs were approved by the Compensation and Talent Development Committee and ratified by our Board of Directors. See the section entitled “Components of Executive Officer Compensation—Long-Term Incentive Awards” on page 37 of this proxy statement for more detail regarding the operation of performance share awards.

Other Compensation Policies

Equity Award Grant Policy

The purpose of the equity award grant policy is to ensure the integrity of the award granting process and avoid the possibility or appearance of timing of equity grants for the personal benefit of executives.

Under the policy, equity awards are made at the Compensation and Talent Development Committee’s first regularly scheduled meeting after the filing of the Company’s Annual Report on Form 10-K. Equity grants to certain newly hired employees, including executive officers, are made on the 15th day of the month following the date of hire (or the next succeeding business day that the NYSE is open). Special equity grants to continuing employees are made on the 15th day of the month (or the next succeeding business day that the NYSE is open); provided, that the award is approved on or before such grant date. No off-cycle awards may be granted to the Company’s executive officers during quarterly and event-specific blackout periods under the Company’s insider trading policy. Outstanding stock option awards have an exercise price equal to the closing market price of the Company’s common stock on their grant date. Our equity incentive plans prohibit the re-pricing or exchange of equity awards without shareholder approval.

Recoupment Policy

Our recoupment policy applies to any current or former employee who received incentive compensation during the 3-year period (or in the event of fraud or misconduct, for any period) preceding the date on which the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. The recoupment policy aligns management’s interests with the interests of shareholders and supports good governance practices. The policy provides that the Company may, in the exercise of its discretion (as determined by the Compensation and Talent Development Committee) take action to recoup the amount by which such award exceeded the payment that would have been made based on the restated financial results. Our right of recoupment expires three years following the year for which the inaccurate performance criteria were measured. Our right of recoupment is not subject to an expiration period in the event of fraud or misconduct.

Insider Trading and Anti-Hedging Policy

We prohibit directors, officers, employees and consultants of the Company from trading in the securities of the Company or its affiliates (e.g., customers, suppliers, etc.), directly or through family members or other persons or entities, if they are aware of material nonpublic information relating to the Company or its affiliates. Trading includes purchases and sales of stock, derivative securities such as put and call options and convertible debentures or preferred stock, and debt securities (debentures, bonds and notes). Trading also includes certain transactions under Company’s plans (e.g., sale of underlying stock acquired upon the exercise of stock options, certain transactions associated with the Company’s retirement savings plan, and voluntary additional contributions to the Company’s dividend reinvestment plan). Our insider trading policy also prohibits our directors, officers and certain other employees from engaging in any hedging or monetization transactions involving Company securities.

Stock Ownership Guidelines

Our stock ownership guidelines for our executive officers and other key employees aim to align their interests with those of our shareowners. The guidelines require executives and other employees to own Company stock in an amount equal to a multiple of base salary, as follows:

Level	Value of Stock as a Multiple of Base Salary
CEO	5x
CFO, COO and Subsidiary Presidents	3x
Corporate and Subsidiary Officers	2x
Other Selected Employees	1x

Until an executive reaches his or her applicable ownership level, he or she must retain 50% of the equity received from long-term compensation plans (after meeting tax withholding obligations), and once the ownership level is met, he or she may not sell shares if doing so would cause his or her ownership to fall below that level. The Compensation and Talent Development Committee reviews progress toward meeting the ownership guidelines on an annual basis.

The Committee has also approved stock ownership guidelines for non-management directors. See the section entitled “Director Compensation—Stock Ownership Guidelines for Non-Management Directors” on page 51 of this proxy statement for more information.

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:

Manuel Figueroa-Collazo, Chair
Adamina Soto-Martínez
Cari M. Domínguez
Joseph A. Frick
Francisco J. Toñarely-Barreto

Compensation and Talent Development Committee Interlocks and Insider Participation

None of the members of the Compensation and Talent Development Committee is or has been one of our executive officers or employees. None of our executive officers served on the board of directors’ compensation committee of any other company for which any of our directors served as an executive officer at any time during 2014. Except as disclosed in “Other Relationships, Transactions and Events” in this proxy statement, none of the members of the Compensation and Talent Development Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K.

Risk Considerations in our Executive Compensation Program

At the Compensation and Talent Development Committee’s request, management conducted a risk assessment of all the compensation programs of the Company which was completed in the first quarter of 2012. This assessment included an inventory of all compensation programs, including incentive compensation plans then in place at the Company, a review of the design and features of the Company’s compensation programs with key members of management responsible for such programs, and an assessment of program design and features relative to compensation risk factors. The Compensation and Talent Development Committee reviewed the Company’s risk profile and related risk management processes and the findings of the compensation risk assessment to determine if any material risks were deemed likely to arise from our compensation policies and programs and whether these risks are reasonably likely to have a material adverse effect on our business. The Compensation and Talent Development Committee determined that the Company’s then-current pay plans and policies were not reasonably likely to have a material adverse effect on the Company. The Compensation and Talent Development Committee thereafter reported its findings to the Board. Risk considerations and inventory of the compensation programs have remained unchanged for 2014. We believe that our compensation programs for our executive do not encourage excessive or unnecessary risk, as they are designed to, among other thing, reinforce responsible business practices, provide a balanced distribution of compensation elements, tie compensation to short and long-term results, provide for the recovery of compensation in the event of inaccurate financial disclosures, fraud or misconduct, require moderate levels of share ownership and prohibit hedging transactions involving Company securities.

Compensation Tables

Summary Compensation Table

The following table sets forth the total compensation paid to or earned by our NEOs for each of the three years ending December 31, 2014 for services rendered in all capacities to the Company.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total

Ramón M. Ruiz-Comas	2014	$821,682	$377,789	$1,999,989	$0	$0	$985,000	$30,000	$4,214,460
President and CEO, Triple-S	2013	$820,615	$0	$2,000,004	$0	$0	$190,000	$30,000	$3,040,619
Management Corporation	2012	$740,000	$0	$1,599,997	$0	$0	$575,000	$269,366	$3,184,363

Amílcar L. Jordán-Pérez	2014	$464,854	$140,000	$424,997	$0	$0	$0	$9,519	$1,039,370
Vice President of Finance &	2013	$439,615	$0	$299,981	$0	$0	$0	$0	$739,596
CFO, Triple-S Management	2012	$200,000	$40,000	$124,995	$0	$0	$0	$21,508	$386,503
Corporation
Roberto García-Rodríguez	2014	$493,987	$209,300	$449,983	$0	$0	$0	$11,976	$1,165,246
COO, Triple-S Management	2013	$314,188	$0	$149,998	$0	$0	$0	$11,027	$475,213
Management	2012	$276,000	$40,000	$125,001	$0	$0	$0	$70,330	$511,331

Pablo Almodóvar-Scalley	2014	$538,006	$0	$419,993	$0	$284,100	$725,000	$28,200	$1,995,299
President of	2013	$537,307	$0	$399,990	$0	$0	$315,000	$28,200	$1,280,497
Triple-S Salud, Inc.	2012	$343,700	$45,833	$161,252	$0	$164,900	$315,000	$164,982	$1,195,667

Eva G. Salgado-Micheo	2014	$379,734	$0	$249,994	0$	$213,800	$345,000	$28,200	$1,216,728
President of	2013	$378,842	$0	$224,998	$0	$0	$70,000	$28,200	$702,040
Triple-S Propiedad, Inc.	2012	$346,000	$0	$199,988	$0	$128,400	$130,000	$141,046	$945,434

(1)	Amounts represent base salary. Some of the NEOs deferred a portion of their salary under the non-qualified deferred compensation plan. The deferred amounts have been included in the Non-Qualified Deferred Compensation Table below.

(2)	Represents (i) annual non-performance based bonus, plus (ii) any discretionary payments made under the non-equity incentive compensation plan. Although NEOs do not receive annual non-performance based bonus since 2011, some NEOs received discretional non-equity incentive compensation during 2014 and 2012. See “Compensation Discussion and Analysis— Compensation of Named Executive Officers for 2014—Annual Cash Bonus” and “Compensation Discussion and Analysis— Compensation of Named Executive Officers for 2014—Annual Non-Equity Incentive Plan” for a detailed explanation.

(3)	The amounts shown reflect the grant date fair value of the stock awards determined in accordance with the provisions of FASB Accounting Standards Codification Topic 718. See footnote 20 of the Corporation’s audited consolidated financial statements.

(4)	The amounts represent the actuarial increase in the present value of the NEOs benefits under our pension plan and the Supplemental Benefit Plan, described below under “Non-Contributory Defined Benefit Pension Plan.” The increase was calculated using the interest rate, discount rate and form of payment assumptions consistent with those used in our financial statements. The calculation assumes benefit commencement at normal retirement age (65), and was calculated without respect to pre-retirement death, termination or disability. Earnings on deferred compensation are not reflected in this column because we do not provide guaranteed returns on non-qualified deferred compensation.

(5)	Other annual compensation consists of the following:

	Vehicles Allowance	Sick Leave & Vacation Paid(a)	Contributions to Defined Contributions Plan	Total
Ramón M. Ruiz-Comas	$30,000	-	-	$30,000
Amílcar L. Jordán-Pérez	-	-	$9,519	$9,519
Roberto García-Rodríguez	-	-	$11,976	$11,976
Pablo Almodóvar-Scalley	$28,200	-	-	$28,200
Eva G. Salgado-Micheo	$28,200	-	-	$28,200

(a) Effective January 1, 2013, executive officers of the Company, including our NEOs, accrue twenty-five days during the year which can be used as vacation days, with the option to use up to fifteen days as sick leave. Unused accrued days will be forfeited at the end of the year.

Grants of Plan-Based Awards during Fiscal Year 2014

The following table sets forth summary information regarding the grants of plan-based awards held by each of our NEOs at December 31, 2014.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Ramón M. Ruiz-Comas	—	$285,180	$570,360	$855,540	—	—	—	—	—	—	—
	5/8/2014	—	—	—	58,323	91,130	136,695	30,376	—	—	$1,999,989
Amílcar L. Jordán-Pérez	—	$125,000	$250,000	$375,000	—	—	—	—	—	—	—
	5/8/2014	—	—	—	12,394	19,365	29,048	6,455	—	—	$424,997
Roberto García-Rodríguez	—	$171,448	$342,895	$514,343	—	—	—	—	—	—	—
	5/8/2014	—	—	—	13,123	20,504	30,756	6,834	—	—	$449,983
Pablo Almodóvar-Scalley	—	$186,725	$373,450	$560,175	—	—	—	—	—	—	—
	5/8/2014	—	—	—	12,248	19,137	28,706	6,379	—	—	$419,993
Eva G. Salgado-Micheo	—	$131,794	$263,588	$395,382	—	—	—	—	—	—	—
	5/8/2014	—	—	—	7,290	11,391	17,087	3,797	—	—	$249,994

(1)	The Compensation and Talent Development Committee established the performance measures for purposes of determining the amounts payable for the year ended December 31, 2014. The amounts shown under the Threshold column assume the lowest performance level is achieved by the Company or business unit. The amount of the annual non-equity incentive bonus can be zero if the lowest level is not achieved. Awards under this plan, if any, are payable in the first quarter of the following year. Amounts approved with respect to 2014 results are reflected in the “Summary Compensation Table — Non-Equity Incentive Plan Compensation” column.

(2)	Performance awards vest at the end of a three-year period following their grant date, subject to the achievement of performance measures. The minimum threshold payout is determined at 64% when 80% of the target is met and the maximum payout is determined at 150% when 120% of the target is met.

(3)	Represents the number of restricted shares awarded on each grant date. Restricted stocks are considered issued and outstanding as of December 31, 2014; however, they have a three year vesting period, and vest in equal installments on each anniversary date. Restricted share owners have the same right as any other shareholder to receive any dividend declared by the Company on its Class B shares.

(4)	The grant date fair value of these awards was determined in accordance with the provisions of FASB Accounting Standards Codification Topic 718. See footnote 20 of the Company’s audited consolidated financial statements. There is no assurance that the value realized by NEOs, if any, will be at or near the amounts shown in this column.

(#)	Represents a non-monetary value.

Outstanding Class B Equity Awards at 2014 Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by each of our NEOs at December 31, 2014. Please note that ownership of vested shares of stock is set forth under “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement.

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Excercisable	Number of Securities Underlying Unexercised Options (#) Unexcercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested (1)
Ramón M. Ruiz-Comas	(2)	—	—	—	—	—	5,633	$134,685	—	—
	(3)	—	—	—	—	—	18,498	$442,287	83,241	$1,990,292
	(4)	—	—	—	—	—	30,376	$726,290	91,130	$2,178,918
Amílcar L. Jordán-Pérez	(2)	—	—	—	—	—	497	$11,883	—	—
	(3)	—	—	—	—	—	2,738	$65,466	12,321	$294,595
	(4)	—	—	—	—	—	6,455	$154,339	19,365	$463,017
Roberto García-Rodríguez		4,440	—	—	$12.49	1/2/2016	—	—	—	—
	(2)	—	—	—	—	—	440	$10,520	—	—
	(3)	—	—	—	—	—	1,387	$33,163	6,243	$149,270
	(4)	—	—	—	—	—	6,834	$163,401	20,504	$490,251
Pablo Almodóvar-Scalley	(2)	—	—	—	—	—	672	$16,068	—	—
	(3)	—	—	—	—	—	3,699	$88,443	16,648	$398,054
	(4)	—	—	—	—	—	6,379	$152,522	19,137	$457,566
Eva G. Salgado-Micheo	(2)	—	—	—	—	—	704	$16,833	—	—
	(3)	—	—	—	—	—	2,081	$49,757	9,365	$223,917
	(4)	—	—	—	—	—	3,797	$90,786	11,391	$272,359

(1)	The market value of restricted stock and performance awards that have not vested was calculated by multiplying the closing price of our Class B shares on December 31, 2014, ($23.91) by the applicable number of shares.
(2)	Stock awards granted on February 13, 2012 vest yearly in three equal installments. Performance award vested at the end of a three-year period on December 31, 2014.
(3)	Stock awards granted on March 19, 2013 vest yearly in three equal installments. Performance award will vest at the end of a three-year period on December 31, 2015, subject to the achievement of performance measures.
(4)	Stock awards granted on May 8, 2014 vest yearly in three equal installments. Performance award will vest at the end of a three-year period on December 31, 2016, subject to the achievement of performance measures.
(#)	Represents a non-monetary value.

Options Exercised and Stock Vested in Fiscal Year 2014

The following table summarizes the options exercised and stock awards vested for each of our NEOs for the year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Ramón M. Ruiz-Comas	99,950	$301,849	26,615	$468,065
Amílcar L. Jordán-Pérez	—	—	1,865	$31,727
Roberto García-Rodríguez	—	—	1,986	$34,897
Pablo Almodóvar Scalley	11,724	$33,765	3,268	$56,572
Eva G. Salgado-Micheo	36,552	$109,656	3,877	$68,738
(#) Represent a non-monetary value.

Pension Benefits

We sponsor a non-contributory retirement program for certain employees of our Company. NEOs compensation covered by the pension plan is the annual salary set forth in the Summary Compensation Table. Our supplemental retirement program covers benefits in excess of the United States Internal Revenue Code (“IRC”) limits that apply to the non-contributory retirement program, which is a tax-qualified program under IRC rules. The following is a summary of the provisions of our defined benefit pension plans.

Non-Contributory Defined-Benefit Pension Plan

Employees age 21 or older with one year of service with a BCBSA organization who were hired by the Company or its subsidiaries on or before December 19, 2006 in the case of union employees (on or before September 30, 2007, in the case of non-union employees) are eligible to participate in our non-contributory defined-benefit pension plan. Union employees hired after December 19, 2006 are ineligible to participate. Non-union employees hired after September 30, 2007 are ineligible to participate.

The average earning calculated is based on the highest average annual rate of pay from any five consecutive calendar year periods out of the last ten years. Each year’s earnings are limited by IRC Section 401(a)(17) and 415. For 2014, the pension earnings are limited to $260,000.

Since July 2012, the accrued benefit for single life benefit was calculated using the following formula: 1% of final average earnings multiplied by plan service (defined as full and partial years of employment with the Company or any of its subsidiaries) up to 30 years, minus any benefit accrued under a prior BCBSA plan. Previously, this benefit was calculated on a 2% basis of the final average earnings.

Normal retirement

To be eligible for normal retirement benefits, termination of employment must occur after both (i) the attainment of age 65 and (ii) after five years of participation in the plan. The accrued benefit is payable at the normal retirement date.

Early retirement

To be eligible for early retirement benefits, termination of employment must occur after both (i) the attainment of age 55 and (ii) five years of participation in the plan. The benefit will be the accrued benefit at normal retirement date minus a reduction factor for each year prior to age 62. There is no reduction if retirement occurs after age 62.

The plan also has a special early retirement provision. To be eligible, the termination of employment must occur after attaining 30 years of benefit service and election of immediate benefit commencement.

Forms of payment

The standard form of payment for a single participant is a straight life annuity; for a married participant, a reduced qualified joint and survivor annuity begins at the benefit commencement date, with 50% of the benefit continuing to the surviving spouse upon the earlier death of the participant. In lieu of the standard form of payment, a participant may elect, with the proper spousal consent, one of the optional forms of annuity payment or, alternatively, a single lump sum payment.

Supplemental Retirement Plan

Employees with non-contributory retirement program benefits limited by the IRC maximum compensation and benefit limits are eligible to participate in a supplemental retirement plan. The accrued benefit is calculated by the same formula used in the defined-benefit plan using the amount of salary in excess of the IRC limit.

Normal retirement, early retirement, and special early retirement provisions are the same as provided for the non-contributory defined-benefit plan, described above.

Forms of payment

The standard form of payment for a single participant is a straight life annuity; for a married participant, a reduced qualified joint and survivor annuity begins at the benefit commencement date, with 50% of the benefit continuing to the surviving spouse upon the earlier death of the participant. The lump sum payment is not available in the Supplemental Retirement Plan.

The following table presents pension plan information as of December 31, 2014 for the NEOs under our non-contributory retirement and supplemental retirement plans.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Ramón M. Ruiz-Comas (3)	Non-Contributory Retirement	24.56	$1,270,000	—
	Supplemental Retirement		$2,785,000	—
Amílcar L. Jordán-Pérez	Non-Contributory Retirement	—	—	—
	Supplemental Retirement		—	—
Roberto García-Rodríguez	Non-Contributory Retirement	—	—	—
	Supplemental Retirement		—	—
Pablo Almodóvar-Scalley	Non-Contributory Retirement	24.63	$1,140,000	—
	Supplemental Retirement		$ 900,000	—
Eva G. Salgado-Micheo (3)	Non-Contributory Retirement	18.90	$915,000	—
	Supplemental Retirement		$565,000	—

(1)	The number of actual years of service with the Company of each NEO is the same as the years of his or her credited service under both plans.

(2)	For additional information on the material assumptions applied in determining the present value of accumulated benefits, see note 16 (“Pension Plans”) to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.
(3)	Participant is eligible for early retirement under both plans. Additional details on early retirement payments and benefit formula and eligibility standards can be found in the sections titled “Non-Contributory Defined Benefit Pension Plan” and “Supplemental Retirement Plan” above.

401(k) Defined Contribution Savings Plans

The Company maintains four tax-qualified 401(k) savings plans for employees not eligible for our non-contributory retirement plan or the supplemental retirement plan. For all its business units except two, the Company matches fifty percent of participant’s contribution of up to six percent of the participant’s pre-tax compensation. Company match for the other two business units is as follows: (i) twenty-five cents of each dollar contributed by the participant up to 4% of the participant’s pre-tax compensation and (ii) one-hundred cents of each dollar contributed by the participant up to the first 1% of the participant’s compensation and fifty cents of each dollar contributed by the participant up to 3% of the participant’s compensation. For participant union employees, Company match is twenty cents of each dollar up to the first 6% of the participant’s pre-tax compensation. Messrs. Jordán-Pérez and García-Rodríguez are the only NEOs who participate in the defined contribution savings plan.

Non-Qualified Deferred Compensation Table

The following table presents compensation for the NEOs that has been deferred under a plan that is not tax-qualified:

Name	Balance	Executive Contribution Last Fiscal Year(1)	Registrant Contribution in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year
Ramón M. Ruiz-Comas	$157,662	$16,800	—	$4,720	$174,830	$4,352
Amílcar Jordán-Pérez	—	—	—	—	—	—
Roberto García-Rodríguez	—	—	—	—	—	—
Pablo Almodóvar-Scalley	$477,102	$85,500	—	$18,488	$86,054	$495,036
Eva G. Salgado-Micheo	$448,081	$25,874	—	$13,139	$480,212	$6,882
(1) Amounts reported in this column for 2014 are reported as salary in the Summary Compensation Table.

Under our non-qualified deferred compensation plan, participants may elect to defer up to 20% of their gross annual cash compensation. The deferred compensation and accumulated interest will be paid on the occurrence of the following events: termination of employment, retirement, six months of continued disability, death, or an elected fixed date occurring after the 5th but not later than the 25th anniversary of deferral.

Deferred compensation accumulates interest at an annual rate equivalent to the actual annual yield of the fixed income portion of the Company’s investment portfolio for the corresponding year. Except as described below, no amounts are payable to NEOs upon termination of employment other than amounts payable in accordance with law or policies of the Company applicable to all employees, or as a result of a change in control of the Company.

Description of Employment Agreements

Ramón M. Ruiz-Comas

On March 4, 2010 we entered into an employment agreement with Mr. Ruiz-Comas which had a two-year term. On November 5, 2012, the Company and Mr. Ruiz-Comas, entered into a first amendment to his employment agreement, extending the term of the agreement until December 2015, unless terminated as set forth therein. The agreement provides for a base salary of $740,000. In 2013, Mr. Ruiz-Comas’ base salary was increased to $840,000 in accordance with existing policies. In 2014, the Committee approved a reduction of 3% to Mr. Ruiz-Comas’ base salary. Mr. Ruiz-Comas is eligible to receive an annual cash bonus, contingent upon the achievement of annual performance objectives established in accordance with our policies. See the discussion under the caption “Compensation Discussion and Analysis—Annual Non-Equity Incentive Plan” for more information on the bonuses paid for 2014.

•	The agreement also provides that Mr. Ruiz-Comas has a right to, among other things:

•	an automobile allowance;

•	the annual membership fees for a private club, two business related clubs and two professional associations;

•	the payment of premiums in connection with long term disability insurance and life insurance coverage (with a maximum coverage of $100,000) for Mr. Ruiz-Comas;

•	the payment of premiums in connection with health and medical benefits for Mr. Ruiz-Comas and his dependents under our group health insurance plan; and

•	the right to participate in all employee benefit plans and programs, including long-term incentive compensation programs, generally available to senior executives.

Mr. Ruiz-Comas is subject to a covenant not to solicit our team members for 12 months following his resignation or termination or the expiration of the agreement. Mr. Ruiz-Comas is also subject to a covenant not to compete with us for 12 months following his resignation, termination or the expiration of the agreement.

In the event that we terminate Mr. Ruiz-Comas’ employment without “cause” (other than for death or disability), provided Mr. Ruiz-Comas does not compete with us or solicit our team members during the 12-month period following termination, or disclose any confidential information, he will become entitled to the following severance benefits under his agreement:

•	an amount equal to the greater of the base salary payable (1) until the expiration of the agreement or (2) for one year, payable in equal monthly installments or in a lump sum, at our option;

•	an amount equal to the base salary payable in 12 substantially equal monthly installments as consideration for Mr. Ruiz-Comas’ obligation not to compete with us (the “Non-Compete Compensation”);

•	the continuation of Mr. Ruiz-Comas’ long term disability insurance, life insurance and health and medical benefits for Mr. Ruiz-Comas and his dependents until the later of one year or the expiration of the agreement;

•	the payment of any amounts due under our deferred compensation plan and/or related to Mr. Ruiz-Comas’ vested rights under our pension plan; and

•	the accelerated vesting of equity grants, provided that Mr. Ruiz-Comas releases the Company from liability with the execution of a general release and non-disparagement agreement.

In the event that Mr. Ruiz-Comas’ employment terminates for “cause,” or as a result of his death or resignation, he will receive the base salary earned until the date of death or resignation, the liquidation of any applicable fringe benefits and the payment of amounts due under our deferred compensation plan and any vested rights under our pension plan. In the case of termination for “cause” or resignation, Mr. Ruiz-Comas will also be entitled to the Non-Compete Compensation.

In the event that Mr. Ruiz-Comas’ employment terminates as a result of the expiration of the employment term (other than through his request and regardless of whether there is any period of at-will employment following the employment term), provided Mr. Ruiz-Comas does not compete with us or solicit our team members during the 12-month period following termination, or disclose any confidential information, he will receive an amount equal to the base salary payable in 12 substantially equal monthly installments and the continuation of Mr. Ruiz-Comas’ long term disability insurance, life insurance and health benefits for Mr. Ruiz-Comas and his dependents for a 12-month period following termination.

Mr. Ruiz-Comas’ payments and benefits under the employment agreement are subject to the Company’s recoupment policy.

For purposes of the agreement, “cause” means any of the following:

•	material breach by Mr. Ruiz-Comas of the agreement, his duties or any lawful written policies, rules, regulations, guidelines or codes of the Company;

•	conviction of, or plea of guilty, or no contest to a felony or a misdemeanor involving fraud, dishonest or disreputable conduct or moral turpitude;

•	insubordination;

•	improper or disorderly conduct;

•	the existence of a conflict of interest not previously disclosed to the Board; or

•	a substantial reduction of the operations of the Company and its subsidiaries.

Mr. Ruiz-Comas’ employment agreement also includes a change in control provision. A change in control is defined as:

•	the acquisition by any party of ownership of 25% or more of the total votes required for the election of our directors, or of such amount which, based on the cumulative vote, if this were allowed by the articles of incorporation and bylaws, would permit such party to elect 25% or more of our directors;

•	a consolidation, merger or other business combination, sale of assets or any combination thereof as a result of which the persons who were our directors prior to such transaction fail to constitute a majority of the Board;

•	a change of at least 30% of our directors as a result of a “proxy fight,” as such term is defined in Regulation 14A of the Exchange Act; or

•	a sale or transfer of substantially all our assets to a non-affiliated corporation.

If, following a change in control, we terminate Mr. Ruiz-Comas without cause or Mr. Ruiz-Comas resigns for “good reason,” Mr. Ruiz-Comas would be entitled to receive the following special termination benefits:

•	an amount equal to (1) twice the highest base salary received by Mr. Ruiz-Comas in any of the three fiscal years prior to the change in control plus (2) the average annual cash bonus received by Mr. Ruiz-Comas during the prior three fiscal years; and

•	the continuation of Mr. Ruiz-Comas’ long term disability insurance, life insurance and health and medical benefits for Mr. Ruiz-Comas and his dependents for 24 months or until Mr. Ruiz-Comas obtains employment with comparable benefits.

For purposes of the agreement, “good reason” means:

•	a change in the nature or scope of Mr. Ruiz-Comas’ duties or functions from those performed on the date immediately preceding the change in control;

•	a reduction in Mr. Ruiz-Comas’ base salary from that received on the date immediately preceding the change in control;

•	a reduction in Mr. Ruiz-Comas’ ability to participate in the compensation plans, such as bonus, stock options, incentives or other compensation plans, in which he participated on the date immediately preceding the change in control;

•	a change in the location of Mr. Ruiz-Comas’ principal place of employment of more than twenty-five miles from the place where he maintained his work office on the date immediately preceding the change in control; or

•	the reasonable determination by the Board to the effect that, as a result of the change in control and a change in the circumstances thereafter affecting the employment position of Mr. Ruiz-Comas, he is unable to exercise the authority, powers, functions or duties assigned to his position on the date immediately preceding the change in control.

Potential Payments upon Termination or Change in Control

Mr. Ruiz-Comas is entitled to certain benefits upon a change in control or upon a termination of employment. These benefits are payable in accordance with his employment agreement. We describe this agreement, including the material conditions or obligations applicable to the receipt of these benefits, under the caption “Description of Employment Agreements” above. The table below sets forth the value of the benefits (other than payments that were generally available to salaried team members) that would have been due to Mr. Ruiz-Comas if he had terminated employment on December 31, 2014.

	Expiration of Employment Agreement(1)	Termination Without Cause(2)	Termination With Cause or Upon Resignation or Death	Change of Control – Resignation for Cause or Termination Without Cause(3)
Ramón M. Ruiz-Comas*
Base Salary	$814,800	$814,800	$0		$1,680,000
Annual Short Term Bonus	0	0	0		$0
Fringe Benefits	10,582	Up to 10,582	0	$	Up to 21,165
Non-Compete(4)	814,800	814,800	814,800		840,000
Total	$1,640,182	$1,690,182	$814,800		$2,541,165

*	Based on compensation payable to Mr. Ruiz-Comas for services rendered during 2014.

(1)	Base Salary and Fringe Benefits are payable in 12 equal monthly installments, provided the chief executive officer did not end negotiations or notify his desire not to renew.
(2)	Base Salary and Fringe Benefits payable are equal to the greater of the amount due at the expiration of the agreement or one year.
(3)	Base Salary and Annual Short Term Bonus payable is equal to twice the highest Base Salary paid in any of the prior three fiscal years plus the average Annual Short Term Bonus for the prior three fiscal years. The obligations to pay Fringe Benefits expires on the earlier of 24 months after the termination of employment or the date employment with comparable benefits is obtained.
(4)	The non-compete compensation is equal to the Base Salary payable in 12 equal monthly installments. This amount is not payable in the event of termination due to death.

Director Compensation

The following tables summarize the fees or other compensation that our non-employee directors earned for services rendered as members of the Board or any committee of the Board during fiscal year 2014, pursuant to our current compensation structure.

Non-Management Director Compensation for Fiscal Year 2014

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Adamina Soto-Martínez	$64,900	$50,000	$114,900
Antonio F. Faría-Soto	$65,650	$50,000	$115,650
Cari M. Dominguez	$58,590	$50,000	$108,590
David H. Chafey, Jr.	$55,900	$50,000	$105,900
Francisco J. Toñarely-Barreto	$59,813	$50,000	$109,813
Jesús R. Sánchez-Colón	$52,100	$50,000	$102,100
Jorge L. Fuentes-Benejam	$67,220	$50,000	$117,220
Joseph A. Frick	$61,703	$50,000	$111,703
Luis A. Clavell-Rodríguez	$210,750	$50,000	$260,750
Manuel Figueroa-Collazo	$67,673	$50,000	$117,673

(1)	The Board holds an annual off-site meeting to discuss our strategic direction and comply with continuing education requirements, among other purposes. Some of the activities at this meeting could be considered non-work related; however, due to the difficulty in allocating the specific cost to each member and since total cost is estimated at less than $3,500 per person, such amount was not included in the above table.
(2)	In accordance with Regulation S-K Section 229.402(k)(2)(iii), this item considers the aggregate grant date fair value computed in accordance with FAS ASC Topic 718 for the grant given on 5/08/2014 (2,543 shares at $16.46).

Under our current directors’ compensation structure, each Board member receives a monthly retainer of $4,167. The chair of the Board receives an additional monthly retainer of $16,667. The chair of the Audit Committee receives an additional monthly retainer of $1,250, and the chairpersons of the Compensation and Corporate Governance and Nominating Committees receive an additional monthly retainer of $800 for each committee. The following is the amount received by each director for each Board or committee meeting attended:

Meetings	Director
Audit Committee	$500
Compensation and Talent Development Committee; Corporate Governance and Nominating Committee	$450
All other committees and sub-committees	$300

Directors who are also our employees do not receive any compensation for service rendered as members of the Board or any committee of the Board, or of any subsidiary board or subsidiary board committee.

On December 13, 2014, the Board, by recommendation of its Compensation and Talent Development Committee, approved a new compensation structure which will be effective in May 1, 2015. Under the new compensation structure, directors will receive a fixed annual cash and annual equity retainer and will discontinue the practice of payment based on meeting attendance.

Stock Ownership Guidelines for Non-Management Directors

Our stock ownership guidelines for non-management directors require that non-management directors own Company stock in an amount equal to three times their annual retainer, excluding additional retainers related to committee or chair service.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2014. The information in this report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or Exchange Act, or otherwise considered “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates this report or a portion of it by reference.

The Audit Committee reports to and acts on behalf of the Board. The committee operates under a written charter adopted by the Board. The committee reviews the charter annually. The Board has determined that each member of the committee is independent. In making this determination, the Board follows the audit committee independence standards set forth in the NYSE’s director independence rules. The members of the committee are not our employees or employees of any of our subsidiaries.

The Audit Committee assists the Board in its oversight of our financial reporting process, internal control over financial reporting, as well as our internal and external audit processes, and independent registered public accounting firm’s qualifications and performance of the internal audit function. The committee also is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm and the establishment of procedures for handling complaints. The committee appoints or terminates the engagement of the independent registered public accounting firm and reviews the proposed audit scope and approach, including coordination of the audit effort with the Internal Audit Office. The committee does not itself prepare the financial statements or perform audits of the Company’s financial statements.

In the performance of its oversight function, the Audit Committee has considered and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2014—including critical accounting policies, reasonableness of significant estimates and judgment and financial statements disclosures—with management and PwC, our independent registered public accounting firm.

The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by AU Section 380, Communications with Audit Committee. The committee has also discussed with PwC the matters required by the Public Company Accounting Oversight Board Rule 3526 regarding “Communication with Audit Committee Concerning Independence”. In addition, the committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the committee concerning independence, and has discussed with PwC its independence. The committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the auditors’ independence. The committee has evaluated PwC’s qualifications, performance and independence, including that of the lead partner. As part of its auditor engagement process, the committee considers whether to rotate the independent audit firm.

Based on the Audit Committee’s consideration of the audited consolidated financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the committee set forth in the charter and those discussed above, the committee recommended and the Board approved that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Prior Independent Registered Public Accounting Firm

PwC previously served as our independent auditor. As previously reported on our Current Report on Form 8-K dated January 15, 2015, we dismissed PwC as our independent registered public accounting firm. We have engaged Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015.

The Audit Committee requested proposals from several independent public accounting firms for the Company’s 2015-2017 audits. The Audit Committee believes that a periodic review of the appointment of the Company’s external firm is beneficial to the Company and its shareholders. PwC has acted as our independent registered accounting firm since 2009. The Audit Committee invited PwC and other major U.S. international accounting firms to participate in the process. The Audit Committee received proposals of four firms, including PwC. As a result of this competitive process and after careful deliberation of the proposals submitted by these four firms, on February 12, 2015, the Audit Committee engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 2015, and dismissed PwC from that role, effective upon the issuance by PwC of its reports on the consolidated financial statements as of and for the year ended December 31, 2014 and the effectiveness of internal control over financial reporting as of December 31, 2014 included in the filing of the related Form 10-K.

The audit reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013, respectively, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2014 and the subsequent interim period through January 12, 2015, there have been no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference to the matter in their reports on the financials statement for such years.

During the fiscal years ended December 31, 2013 and 2014, respectively, and the subsequent interim period through January 12, 2015, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the above disclosures and requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements contained in our Current Report on Form 8-K dated January 15, 2015. A copy of such letter is filed as Exhibit 16 to our Current Report on Form 8-K dated January 15, 2015.

During the two fiscal years ended December 2013 and 2014, respectively, and the subsequent period through February 12, 2015, the date of the execution of our engagement with Deloitte & Touche LLP’s, the Company did not consult with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered to the Company’s financial statement, and Deloitte & Touche LLP did not provide either a written report or oral advice to the Company’s that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. The Company did not consult with Deloitte & Touche LLP regarding any of the matters set forth in Item 304(a)(2)(ii) of Regulation S-K.

Submitted by:

Antonio F. Faría-Soto, Chair
Adamina Soto-Martínez
David H. Chafey, Jr.
Jorge L. Fuentes-Benejam
Joseph A. Frick

OTHER RELATIONSHIPS, TRANSACTIONS AND EVENTS

Transactions with Related Parties

In the ordinary course of business, we or our subsidiaries may occasionally enter into transactions with our executive officers, directors, or nominees, or their respective immediate families. Specifically, Mr. Francisco Martorell-Basanta, our vice president of business development, is member of the board of BCBS Venture Partners II, a limited partnership in which TSS is partner, which during 2014 made a distribution payment to TSS of $814,515. Also, certain executive officers, directors and nominees have material ownership interests in or occupy senior positions, including as president or director, at certain entities to which one or more of our subsidiaries provided insurance during 2014, as further detailed below:

Mr. Clavell-Rodríguez, chair of our Board
•  Member of the board of San Jorge Children’s Hospital, which paid insurance premiums totaling $2,206,152
•  Member of the board of San Jorge Children’s Medical Specialties, which received insurance-related payments totaling $493,124

Mr. Sánchez-Colón, director
• Chair of the board of B. Fernández & Hermanos Holdings, which paid insurance premiums totaling $346,183
Mrs. Dominguez, director
• Member of the board of the Manpower Group, Inc., which paid insurance premiums totaling $394,987
Mr. Figueroa-Collazo, director
• Chief executive officer of VERNET, Inc., which paid insurance premiums totaling $2,995,446
Mr. Chafey, director
• Chair of the board of Government Development Bank, which paid insurance premiums totaling $5,102,830
Mr. Fuentes-Benejam, director
• Member of the board of trustees of Interamerican University of Puerto Rico, which paid premiums totaling $10,772,246
Mr. Ruiz-Comas, ex-officio director, president and chief executive director
•  Member of the board of the Chamber of Food Marketing, Industry and Distribution, which paid insurance premiums totaling $1,240,016
•  Member of the board of trustees of Sagrado Corazón University, which paid insurance premiums totaling $1,550,695
•  His brother, Mr. Rafael Ruiz-Comas, is employed in Empresas Fonalledas, Inc., which paid insurance premiums totaling $2,478,583
•  His sister, Mrs. Ana Ruiz-Comas, practices as an attorney at Cancio, Nadal, Rívera & Díaz PSC, which paid insurance premiums totaling $442,224

The terms on which we and our subsidiaries enter into business transactions with a related party are the same as the terms offered to unrelated parties.

In addition, Messrs. Clavell-Rodríguez, a physician, and Sánchez-Colón, a dentist, or their affiliated entities, may also render services as providers to TSS or TSA in the ordinary course of their businesses. None of Messrs. Clavell-Rodríguez or Sánchez-Colón, nor their respective immediate family members and affiliated entities received more than $120,000 in compensation for services as healthcare providers during 2014. The terms of the provider agreements with TSS or TSA pursuant to which payments are made are the same as the terms of the provider agreements of physicians and healthcare organizations who are not directors or affiliated with our directors.

Policies and Procedures for Related Party Transactions

The Company has adopted a policy directed at the review and approval of transactions with related parties. This policy instructs our directors and executive officers to inform the Corporate Governance and Nominating Committee of proposed related party transactions that would need to be disclosed pursuant to Item 404(a) of Regulation S-K, and provides guidelines for the review and approval of such transactions. Additionally, under our code of business conduct and ethics, all employees, officers and directors are required to avoid conflicts of interest. Employees, including officers, must review with, and obtain the approval of, their supervisors or the office of the general counsel, any situation that may involve a conflict of interest. The code broadly defines a conflict of interest as whenever an individual’s personal interests interfere or diverge in any way (or appear to interfere or diverge) with our interest, and specifically notes involvement (either personally or through a family member) in a business that is a competitor, supplier or customer of the Company. Moreover, on an annual basis, each of our directors and executive officers are required to complete a director and officer questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

ANNUAL REPORT

Our 2014 Annual Report to shareholders accompanies the proxy materials being provided to all shareholders. Those documents are not a part of the proxy solicitation materials. We will provide, without charge, additional copies of our 2014 Annual Report to shareholders upon the receipt of a written request by any shareholder.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act, that might incorporate all or portions of our filings, including this proxy statement, with the SEC, in whole or in part, the Compensation and Talent Development Committee Report and the Report of the Audit Committee contained in this proxy statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Exchange Act.

San Juan, Puerto Rico, March 20, 2015.

LUIS A. CLAVELL-RODRÍGUEZ, MD	ROBERTO GARCÍA-RODRÍGUEZ
Chair of the Board	Secretary

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M87446-P58801 ! ! ! ! ! ! For Against Abstain VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE  TRIPLE-S MANAGEMENT CORPORATION OFFICE OF LEGAL AFFAIRS P.O. BOX 363628 SAN JUAN, PR 00936-3628 TRIPLE-S MANAGEMENT CORPORATION 2. Ratifi cation of the selection of the independent registered public accounting fi rm. 3. Advisory Vote on the Compensation of Our Named Executive Offi cers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fi duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized offi cer. 1a. Luis A. Clavell-Rodríguez 1b. Cari M. Domínguez

M87447-P58801 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. TRIPLE-S MANAGEMENT CORPORATION Annual Meeting of Shareholders April 30, 2015 9:00 A.M. (Local Time) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Ramón M. Ruiz-Comas and Roberto García-Rodríguez, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRIPLE-S MANAGEMENT CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 9:00 A.M. (Local Time) on April 30, 2015, at the Ballroom of the Ritz Carlton Hotel at 6961 Gobernadores Ave., Carolina, Puerto Rico 00979, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side